UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

FRANCESCA’S HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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Francesca’s Holdings Corporation
8760 Clay Road
Houston, Texas 77080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2018
10:00 a.m., Central Time
To the Stockholders of Francesca’s Holding Corporation:
Notice is hereby given that the 2018 annual meeting of stockholders (the “Annual Meeting”) of Francesca’s Holdings Corporation (the “Company”) will be held at 8760 Clay Road, Houston, Texas 77080 on Thursday, May 31, 2018 at 10:00 a.m., Central Time, for the following purposes:
(1)
To elect to the Board of Directors of the Company the three (3) nominees named in the attached Proxy Statement to serve until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019;

(3)
To approve, on an advisory basis, the Company’s executive compensation;

(4)
To approve, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation; and

(5)
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on April 9, 2018 as the record date for the Annual Meeting. All holders of record at the close of business on that date are entitled to notice of, and be present and to vote at, the Annual Meeting and any postponements or adjournments thereof.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please date, sign and mail the enclosed proxy card or voting instruction form or submit your proxy using the internet or telephone as soon as possible. Please review the instructions you received regarding each of these voting options. If you attend the Annual Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors,
Marc G. Schuback
Senior Vice President, General Counsel and Secretary
Houston, Texas
April 20, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018.
The Proxy Statement and the 2017 Annual Report to Stockholders are available at
http://materials.proxyvote.com/351793

i

Francesca’s Holdings Corporation
8760 Clay Road
Houston, Texas 77080

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
We encourage you to vote by internet or telephone, or complete, sign and return your proxy card or voting instruction form prior to the Annual Meeting even if you plan to attend. After you vote, you may confirm that your shares were voted in accordance with your instructions. Immediately following the below “Company Overview” is a question and answer section that provides information about, among other things, how to vote your shares.
This Proxy Statement and our 2017 Annual Report to Stockholders (the “2017 Annual Report”) are first being mailed to the Company’s stockholders and will be made available on the internet at http://investors.francescas.com or at http://materials.proxyvote.com/351793 on or about April 20, 2018.
COMPANY OVERVIEW
Francesca’s Holdings Corporation (the “Company,” “francesca’s®,” “we,” or “us”) is a holding company and all of our business operations are conducted through our subsidiaries.
francesca’s® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. francesca’s® operates approximately 721 boutiques in 47 states and the District of Columbia and also serves its customers through www.francescas.com, its ecommerce website.

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
The Company has elected to furnish to most of its stockholders this Proxy Statement, Notice of Annual Meeting of Stockholders and our 2017 Annual Report (collectively “proxy materials”) through the internet. You will receive a “Notice of Internet Availability of Proxy Materials” (the “Notice”) by mail or e-mail, and you will not receive printed copy of the proxy materials, unless you specifically request one or have previously requested one. The Notice contains instructions on how stockholders can access and review the proxy materials via the internet and vote their shares. The Notice also contains instructions on how to receive, free of charge, paper copies of the proxy materials for our Annual Meeting or for all future meetings. Stockholders who did not receive a Notice will receive printed copies of the proxy materials and a proxy card by mail.

The proxy materials are first being made available to our stockholders on or about April 20, 2018.
We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.
Q:
What items will be voted on at the Annual Meeting?

A:
The items of business scheduled to be voted on at the Annual Meeting are:

•
The election to the Board of Directors of the three (3) nominees named in this Proxy Statement to serve as Class I directors until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified (Proposal No. 1);

•
The ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019 (Proposal No. 2);

•
The approval, on an advisory basis, of the Company’s executive compensation (Proposal No. 3); and

•
The approval, on an advisory basis, of the frequency of future advisory votes on the Company’s executive compensation (Proposal No. 4).

Although the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement, we will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See “— How will voting on any other business be conducted?” below. Pursuant to our Amended and Restated Bylaws (“Bylaws”), the chairman of the Annual Meeting will have the power and duty to determine whether any business proposed to be transacted at the Annual Meeting has been properly brought before the meeting. If the chairman of the Annual Meeting determines that any proposed business is not properly brought before the Annual Meeting, he or she will so declare and such business shall be disregarded and not transacted.
Q:
How does the Board of Directors recommend I vote on these items?

A:
The Board of Directors recommends that you vote your shares:

•
FOR ALL the election to the Board of Directors of each of the following nominees: Ms. Patricia Bender, Mr. Joseph O’Leary and Ms. Marie Toulantis and (Proposal No. 1);

•
FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019 (Proposal No. 2);

•
FOR the approval, on an advisory basis, of the Company’s executive compensation (Proposal No. 3); and

•
1 YEAR with respect to the frequency of future advisory votes on the Company’s executive compensation (Proposal No. 4)

Q:
Who is entitled to vote?

A:
Stockholders of record of our common stock as of the close of business on April 9, 2018, the record date, are entitled to notice of and to vote at the Annual Meeting.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
Stockholders of Record.   If your shares are registered in your name with our transfer agent, Computershare, Inc., you are a stockholder of record with respect to those shares and the Notice or printed copies of the proxy materials were sent directly to you by Broadridge Financial Solutions (“Broadridge”).

Street Name Holders.   If you hold your shares through a bank, broker or other nominee, then you are the beneficial owner of those shares, which are held in “street name” rather than directly in your own name. If you hold shares in street name, the Notice or printed copies of the proxy materials were forwarded to you by your bank, broker or other nominee, who is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your bank, broker or other nominee.
Q:
How many shares are eligible to vote at the Annual Meeting?

A:
As of the close of business on the record date, April 9, 2018, there were 34,703,411 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

Q:
Who can attend the Annual Meeting?

A:
Subject to space availability, all holders of our common stock as of April 9, 2018, or their duly appointed proxies, may attend the meeting.

Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.
Q:
How do I vote my shares?

A:
You may direct how your shares are voted in one of the following ways:

You may vote via the Internet or Telephone.   You can vote by proxy over the internet or telephone by following the instructions provided in the Notice, on the separate proxy card if you received a printed set of the proxy materials, or on the voting instruction form if you hold your shares in street name.
You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope. If you would like to receive a printed copy of the proxy materials, you can request one by following the instructions in your Notice.
You may vote in person at the meeting.   All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you are a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your bank, broker or other nominee. A legal proxy is a bank’s, broker’s or nominee’s authorization for you to vote the shares it holds in its name on your behalf. To obtain a legal proxy, please contact your bank, broker or other nominee.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
Q:
When is the deadline for submitting my proxy?

A:
If you are a stockholder of record, your proxy must be received by telephone or the internet by 11:59 p.m. Eastern Time on May 30, 2018 in order for your shares to be voted at the Annual Meeting. If you received printed copies of the proxy materials by mail, you may mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the bank, broker or other nominee who holds your shares.

Q:
Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

A:
Yes. You have the power to change or revoke your proxy at any time before the Annual Meeting. If you are a stockholder of record, you may do so in the following ways:

•
Voting electronically via the internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on May 30, 2018; or

•
Delivering to our Corporate Secretary, before the Annual Meeting, a written notice of revocation or a subsequently dated proxy card; or

•
Attending the Annual Meeting and voting in person.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.
Q:
What constitutes a quorum?

A:
The representation, in person or by proxy, of holders of a majority in voting power of the total shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists for the Annual Meeting. See “— What is required to approve each proposal at the Annual Meeting?”

Q:
What is required to approve each proposal at the Annual Meeting?

A:
Election of Directors (Proposal No. 1).   The Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for directors will be elected as Class I directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. Votes withheld shall have no legal effect. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. See “— What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?” below.

Other Proposals (Proposal Nos. 2, 3 and 4).   Once a quorum has been established, pursuant to the Bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such item. Notwithstanding this vote standard required by the Bylaws, Proposal No. 2 (ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending February 2, 2019), Proposal No. 3 (advisory approval of our executive compensation) and Proposal No. 4 (advisory approval of the frequency of future advisory votes on our executive compensation) are advisory only and are not binding on the Company. Our Board of Directors will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.
Q:
What happens if I withhold or abstain?

A:
On Proposal No. 1, you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. For Proposal No. 2 and Proposal No. 3, you may vote FOR, AGAINST or ABSTAIN. For Proposal No. 4, you may vote 1 YEAR, 2 YEARS, 3 YEARS OR ABSTAIN.

With respect to Proposal No. 1, votes withheld will not be counted as a vote cast on the election of any of the director nominees and therefore will not be counted in determining the outcome of any of the directors’ election. See “— What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?” below. With respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4, abstentions have the same effect as votes AGAINST the matter.
Q:
What happens if a director receives a greater number of WITHHOLD votes than FOR votes at the Annual Meeting?

A:
Pursuant to the Company’s Plurality Plus Voting Policy (the “Voting Policy”), in an uncontested election of directors (as defined in the Voting Policy), if a nominee for director receives a greater number of WITHHOLD votes than FOR votes, the director must tender his or her resignation to the Board of Directors promptly following the certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under the Voting Policy and recommend to the Board of Directors whether to accept or reject such resignation. The Board of Directors will then act on such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may consider any information each deems appropriate. The Board of Directors will disclose, as required by law, its decision to accept or reject such resignation and, if rejected, the reasons for doing so.

Q:
How will my shares be voted if I do not give specific voting instructions?

A:
If you are a stockholder of record and you submit your proxy on the internet, by telephone or by mailing a proxy card and do not indicate how you want to vote your shares on one or more of the proposals, then the proxy holders, Steven P. Lawrence and Kelly M. Dilts, will vote your shares as recommended by the Board of Directors on those items. See “— How does the Board of Directors recommend I vote on these items?” above.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares, in its discretion, on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the beneficial holder. Proposal No. 2 is considered routine under applicable rules, while Proposal Nos. 1, 3 and 4 are considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2, but will not be permitted to vote your shares on Proposal Nos. 1, 3 or 4. If your broker exercises this discretion with respect to Proposal No. 2, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the manner directed by your broker, but your shares will constitute a “broker non-vote” for purposes of Proposal Nos. 1, 3 and 4 at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal Nos. 1, 3 or 4, and therefore will not be counted in determining the outcome of such proposals.

Q:
How will voting on any other business be conducted?

A:
Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, a stockholder’s properly submitted proxy gives authority to the proxy holders to vote on those matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

Q:
Who will bear the costs of the solicitation of proxies?

A:
The cost of preparing the proxy materials, including this Proxy Statement and the Notice, the cost of making such materials available on the internet and the cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, certain officers, regular employees and directors of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

Q:
I share an address with another stockholder, and we received only one paper copy of the Proxy Statement, how can I obtain an additional copy of the Proxy Statement?

A:
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2017 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are a stockholder of record and eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2017 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge either by calling toll free at (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2017 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge as indicated above.
If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this Proxy Statement or the 2017 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 9, 2018 (unless another date is indicated) for the following: (i) each of the Company’s directors and each executive officer of the Company identified as a “named executive officer” in this Proxy Statement, (ii) all persons who are directors and executive officers of the Company as a group and (iii) any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. Except as set forth in the footnotes below, this table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or amendment thereto filed with the SEC.
To our knowledge, except as set forth in the footnotes below, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that stockholder. Unless otherwise indicated, the address for each person named in the table below is c/o Francesca’s Holdings Corporation, 8760 Clay Road, Houston, Texas 77080.
Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares(1)
Directors and Named Executive Officers:
Steven P. Lawrence(4)	10,000	*
Kelly M. Dilts(4)	2,000	*
Kal Malik(2)	38,058	*
Laurie Hummel(3)	20,812	*
Patricia Bender(4)	55,594	*
Philip F. Bleser(4)	8,690	*
Richard Emmett(4)	86,064	*
Richard Kunes(4)	89,293	*
Laurie Ann Goldman(4)	38,652	*
Joseph O’Leary(4)	38,652	*
Martyn Redgrave(4)	43,369	*
Marie Toulantis(4)	51,064	*
All persons who are directors and executive officers of the Company as a group (11 persons)(4)	423,378	1.2%
5% Stockholders:
BlackRock, Inc.(5) 55 East 52nd Street New York, New York 10055	4,728,350	13.1%
Daruma Capital Management LLC(6) 626 King Avenue Bronx, New York 10464	3,113,825	8.6%
Paradigm Capital Management, Inc.(7) Nine Elk Street Albany, New York 12207	3,089,200	8.6%
The Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,053,141	5.7%
Dimensional Fund Advisors LP(9) Building One 6300 Bee Cave Road Austin, Texas 78746	1,859,060	5.2%

*
Less than 1.0%

(1)
We have determined beneficial ownership in the table in accordance with SEC rules and regulations. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have deemed shares of our common stock subject to options that are currently exercisable and restricted stocks held by that person, or that will become exercisable or vest, as applicable, within 60 days of April 9, 2018 to be outstanding, but we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. Our calculation of the percentage of beneficial ownership is based on 36,097,316 shares of our common stock outstanding (includes shares of restricted stock) as of April 9, 2018.

(2)
Mr. Malik served as the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary until December 31, 2017. Beneficial ownership information is based on information contained in the last Form 4 filed by Mr. Malik with the SEC prior to December 31, 2017, adjusted to give effect to subsequent transactions through April 9, 2018 of which we are aware in connection with employment-related equity awards.

(3)
Ms. Hummel served as the Company’s Executive Vice President and Chief Merchandising Officer until August 20, 2017. Beneficial ownership information is based on information contained in the last Form 4 filed by Ms. Hummel with the SEC prior to August 20, 2017, adjusted to give effect to subsequent transactions through April 9, 2018 of which we are aware in connection with employment-related equity awards.

(4)
Includes the following shares of common stock issuable pursuant to (i) the exercise of stock options and (ii) shares of restricted stock, that vest within 60 days of April 9, 2018.

Name	Stock Options	Restricted Stock
Steven P. Lawrence	—	—
Kelly M. Dilts	—	—
Kal Malik	—	—
Laurie Hummel	—	—
Patricia Bender	34,255	7,855
Philip F. Bleser	—	7,855
Richard Emmett	58,631	7,855
Richard Kunes	61,438	7,855
Laurie Ann Goldman	21,219	7,855
Joseph O’Leary	21,219	7,855
Martyn Redgrave	4,936	7,855
Marie Toulantis	28,631	7,855
All persons who are directors and executive officers of the Company as a group	230,329	62,480
(5)
Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc., and is as of December 31, 2017. The Schedule 13G/A states that BlackRock, Inc., has sole voting power over 4,676,194 shares and sole dispositive power over 4,728,350 shares.

(6)
Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 14, 2018 by Daruma Capital Management, LLC and Mariko O. Gordon and is as of December 31, 2017. The Schedule 13G/A states that Daruma Capital Management, LLC and Mariko O. Gordon have shared voting power over 1,389,403 shares and shared dispositive power over 3,113,825 shares.

(7)
Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on February 9, 2018 by Paradigm Capital Management, Inc., and is as of December 31, 2017. The Schedule 13G states that Paradigm Capital Management, Inc. has sole voting and sole dispositive power over 3,089,200 shares.

(8)
Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, Inc., and is as of December 31, 2017. The Schedule 13G/A states that The Vanguard Group, Inc., has sole voting power over 70,463 shares, sole dispositive power over 1,983,575 shares and shared dispositive power over 69,566 shares.

(9)
Beneficial ownership information is based on information contained in the Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP (“Dimensional Fund”), and is as of December 31, 2017. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power over 1,742,659 shares and sole dispositive power over 1,859,060 shares. Dimensional Fund serves as investment adviser to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares of the Company owned by the Funds, and may be deemed to be the beneficial owners of the shares of the Company held by the Funds. However, all securities reported in the table above are owned by the Funds. Dimensional Fund disclaims beneficial ownership over such shares.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Directors of the Company
Set forth below is a brief biographical description of each of our directors who we expect to continue to serve on our Board of Directors following the Annual Meeting, of which Ms. Bender, Mr. O’Leary and Ms. Toulantis have been nominated for election to the Board of Directors as Class I directors at the Annual Meeting.
The key experience, qualifications and skills that are important for persons who serve on the Company’s Board of Directors in light of its business and structure include: independence (with respect to independent directors); adherence to ethical standards; the ability to exercise sound business judgment; substantial business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board of Directors together with any core competencies or technical expertise necessary for our committees. We believe that each director possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and to our Board of Directors. The specific experiences, qualifications and skills that led to the conclusion that each of our directors is qualified to serve on the Board of Directors is also included in the biographical description for each director provided below.
Steven P. Lawrence, 50, has served as a member of our Board of Directors and as our President and Chief Executive Officer since October 2016. Prior to joining the Company, he served as Chief Merchandising Officer at Stage Stores, Inc. (“Stage Stores”) since May 2012. Prior to joining Stage Stores, Mr. Lawrence spent 11 years at J.C. Penney Company from September 2000 to March 2012, where his last position held was Executive Vice President and Co-Chief Merchant — Men’s, Kids and Home. Mr. Lawrence brings a wealth of knowledge gained over 26 years of experience in different areas of retail, including, merchandising, omni channel, planning and allocation, finance and real estate, which makes him well-suited to serve on our Board of Directors and to lead our Company.
Richard Kunes, 65, has served as a member of our Board of Directors since February 2013 and as our Chairman of the Board since October 2016. He also served as our Interim President and Chief Executive Officer from May 2016 to October 2016. Mr. Kunes served as Executive Vice President & Senior Advisor to the Chief Executive Officer at The Estée Lauder Companies, Inc. (“Estée Lauder”) from August 2012 to June 2013. Prior to such time, Mr. Kunes served as Executive Vice President and Chief Financial Officer at Estée Lauder for 12 years and held several other financial management positions with Estée Lauder, including Corporate Controller. He is currently a member of the Board of Directors and head of the Audit Committee of Tory Burch LLC. Mr. Kunes brings extensive financial, strategic and operational leadership experience to the Board of Directors.
Patricia Bender, 63, has served as a member of our Board of Directors since October 2011. Ms. Bender is currently a partner in Vista Private Equity LLP, a privately held shopping center development and private equity company, a position she has held since May 2016. Ms. Bender served as Executive Vice President and Director of Leasing at Weingarten Realty Investors (“Weingarten”) from 2005 to April 2015. During her 33-year tenure at Weingarten, Ms. Bender directed the development and operations of approximately 300 shopping centers and spearheaded various initiatives, including corporate rebranding and sales-focused marketing and training. Ms. Bender currently serves on the Board of Texas Gulf States Leukemia and Lymphoma Society. Also, Ms. Bender was an adjunct professor in the Jones School at Rice University from 2009 to 2015 and is a National Association of Corporate Directors fellow. Ms. Bender brings commercial real estate expertise and a perspective on successful growth of specialty retail concepts to the Board of Directors.
Philip F. Bleser, 63, has served as a member of our Board of Directors since April 2017. For most of his professional career, Mr. Bleser held numerous senior leadership positions at J.P. Morgan Chase & Co. (“J.P. Morgan”) which he joined in 1974. While at J.P. Morgan, he served as the Global Chairman of Corporate Banking from April 2015 to July 2016 and CEO of Global Corporate Bank in North America from 2010 to 2015. Currently, Mr. Bleser is a member of the Board of Trustees of Pace University in New York and is the Senior External Advisor to McKinsey & Company since July 2017. Mr. Bleser serves on the board of directors of the Progressive Corporation, where he also serves on the Compensation Committee, since August 2017. From 2011 to 2016, he served as a member of the board of directors of Private Export Funding Corporation, where he also served on the Audit and the Compensation and Development committees. As a highly accomplished executive, Mr. Bleser brings a significant amount of strategic, corporate governance, finance, and operational experience to the Board of Directors.
Richard Emmett, 62, has served as a member of our Board of Directors since November 2009 and as the Chairman of the Compensation Committee since June 2014. He also served as our Lead Director from May 2016 to October 2016. Mr. Emmett currently serves as the Chief Legal and Human Resources Officer of Dunkin’ Brands Group, Inc. (“Dunkin’”) and, prior to 2014, served as Senior Vice President and General Counsel of Dunkin’. Prior to joining Dunkin’, Mr. Emmett served as Executive Vice President, Chief Legal Officer and Secretary of QCE Holding LLC (“Quiznos”) from May 2007 to April 2009. Mr. Emmett also served as a member of the Quiznos leadership team and worked on a wide array of issues ranging from the development of the overall business strategy to managing U.S. and international franchise relations. Prior to Quiznos, Mr. Emmett served as Senior Vice President and General Counsel of Papa John’s International. Mr. Emmett is currently a member of the board of directors of the International Franchise Association. He has over twenty years of experience serving as in-house legal counsel for various large publicly-traded corporations allowing him to provide valuable insights and advice to the Board of Directors on a variety of legal and business matters, particularly in the areas of transactions, corporate governance and human resources.
Laurie Ann Goldman, 55, has served as a member of our Board of Directors since April 2013. Ms. Goldman served as Chief Executive Officer of Spanx, Inc., from February 2002 to February 2014. Ms. Goldman currently serves on the board of directors of ServiceMaster Global Holdings, Inc. and on the advisory board of SunTrust Banks, Inc. Ms. Goldman brings significant brand management and multi-channel experience to the Board of Directors.
Joseph O’Leary, 59, has served as a member of our Board of Directors since April 2013. Mr. O’Leary held various positions at PetSmart, Inc. (“PetSmart”), including President and Chief Operating Officer from May 2013 to April 2014, Executive Vice President, Merchandising, Marketing, Supply Chain and Strategic Planning from January 2011 to May 2013, Senior Vice President, Merchandising and Supply Chain from October 2008 to January 2011, and as Senior Vice President, Supply Chain from 2006 to September 2008. Mr. O’Leary is currently a member of the board of directors of PetSmart since May 2015 and of Sprouts Farmers Market, Inc. since October 2017. Mr. O’Leary brings extensive supply chain and operational experience to the Board of Directors.
Martyn Redgrave, 65, has served as a member of our Board of Directors since July 2015 and as Chairman of our Audit Committee since May 2016. Mr. Redgrave is currently the Managing Partner and CEO of Agate Creek Partners, LLC, a professional governance and consulting services company which he co-founded in July 2014. From August 2012 until his retirement in August 2014, he served as Senior Advisor to L Brands, Inc. (“L Brands” and formerly known as Limited Brands, Inc.). Previously, Mr. Redgrave served as L Brands’ Executive Vice President and Chief Administrative Officer from March 2005 to August 2012 and its Chief Financial Officer from January 2006 to May 2007. Mr. Redgrave currently serves on the board of directors of Deluxe Corporation and is the non-executive chairman of its board since August 2012. Prior to its acquisition in March 2017, Mr. Redgrave served on the board of directors of Popeye’s Louisiana Kitchen, Inc., where he served as the chairman of the audit committee. Mr. Redgrave brings to the Board broad managerial, financial, and operational experience as well as business leadership expertise gained over a distinguished career with several consumer companies.
Marie Toulantis, 64, has served as a member of our Board of Directors since July 2012, and as Chair of our Nominating and Corporate Governance Committee since July 2015. Ms. Toulantis served as Interim Vice President of University Relations of Pace University from November 2011 to August 2012. Prior to joining Pace University in November 2011, Ms. Toulantis was Chief Executive Officer of Barnes & Noble.com from February 2002 to August 2008, and Chief Financial Officer from April 1999 to February 2002. Ms. Toulantis currently serves on the board of trustees of Pace University. Ms. Toulantis brings significant ecommerce, marketing and finance experience and perspective to our Board of Directors.

Executive Officers of the Company
The following sets forth biographical information regarding our executive officers, other than Mr. Lawrence, whose biographical information is set forth above.
Kelly M. Dilts, 49, has served as our Chief Financial Officer since April 2016. Prior to joining us, she served as Senior Vice President of Finance and Investor Relations at Tailored Brands, Inc. (“Tailored Brands” and formerly Men’s Wearhouse, Inc.) from June 2014 to April 2016. She also held various positions at Tailored Brands, including Senior Vice President, Chief Accounting Officer and Principal Accounting Officer from August 2012 to June 2014 and Vice President of Finance & Accounting from March 2003 to August 2012. She joined Tailored Brands in 1998 as Assistant Controller. Ms. Dilts has significant experience in leading various finance teams and has worked closely with merchandising, store operations, distribution and other operational groups. Prior to joining Tailored Brands, Ms. Dilts worked at Olympia Enterprises and Deloitte & Touche.
Marc G. Schuback, 56, has served as our Senior Vice President, General Counsel and Corporate Secretary since March 2018. Prior to joining us, Mr. Schuback provided legal consulting services to Aero OpCo LLC, the successor to the operating assets of Aeropostale, Inc. (“Aeropostale”) from January 2017 to March 2018 and served as Senior Vice President, General Counsel and Secretary of Aeropostale, a specialty retailer of casual apparel and accessories from August 2013 to December 2016. Before joining Aeropostale, he served as Senior Vice President, General Counsel and Secretary of dELiA*s, Inc., a direct marketing and retail company, from August 2007 to August 2013, as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Footstar, Inc., a national footwear retailer, from 1996 to 2007 and as Deputy Counsel of Melville Corporation, a retail holding company which had businesses in the drug store, home furnishings, apparel, footwear and toy segments, from 1991 to 1996. Mr. Schuback was an associate at the international law firm of Graham & James from 1986 to 1991.
There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE
Board Composition
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of nine members. Our Bylaws provide that, subject to any rights applicable to any then outstanding preferred stock, our Board of Directors will consist of a number of directors to be fixed from time to time by a resolution adopted by the affirmative vote of a majority of the total directors then in office. Our Board of Directors has fixed the number of directors at nine.
Our Certificate of Incorporation and Bylaws provide for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:
Class I directors terms expiring at the Annual Meeting	Class II directors terms expiring at the 2019 annual meeting of stockholders	Class III directors terms expiring at the 2020 annual meeting of stockholders
Patricia Bender	Richard Emmett	Philip F. Bleser
Joseph O’Leary	Richard Kunes	Laurie Ann Goldman
Marie Toulantis	Steven P. Lawrence	Martyn Redgrave
Upon the expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Director Independence
Our Board of Directors has determined that each of Messrs. Bleser, Emmett, Kunes, O’Leary and Redgrave and Mses. Bender, Goldman and Toulantis is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Lawrence is not independent under the applicable rules of Nasdaq as a result of his position as our President and Chief Executive Officer.
Our Board of Directors considered the relationships of each director or any member of his or her immediate family with the Company in making its affirmative determination that each non-employee director is independent pursuant to the Nasdaq rules and the additional standards established by Nasdaq and the SEC for members of the Audit Committee and the Compensation Committee.
Committees of the Board of Directors
The standing committees of our Board of Directors include: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each standing committee are described below. Members of these committees will serve until their resignation or until otherwise determined by our Board of Directors. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist with its responsibilities. Current copies of the charters for each of our standing committees are posted on the Investor Relations section of our website at www.francescas.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Patricia Bender
Philip F. Bleser
Richard Emmett
Laurie Ann Goldman
Richard Kunes
Steven P. Lawrence
Joseph O’Leary
Martyn Redgrave
Marie Toulantis

Audit Committee
The Board of Directors has determined that each member of the Audit Committee is “independent” under the applicable Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is “financially literate” under the applicable Nasdaq rules and has designated each of Mr. Bleser, Mr. Redgrave and Ms. Toulantis as an “Audit Committee financial expert” as defined by SEC rules.
The Audit Committee is responsible for, among other things:
•
selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•
evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing and monitoring internal audit activities;

•
reviewing the adequacy and effectiveness of our internal control policies and procedures;

•
preparing the Audit Committee report required by the SEC to be included in our annual proxy statement;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end financial results;

•
reviewing and approving related party transactions; and

•
evaluating the Audit Committee’s performance on an annual basis and developing criteria for such evaluation.

The Audit Committee has the authority to engage any legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.
Compensation Committee
The Board of Directors has determined that each member of the Compensation Committee is “independent” under the applicable Nasdaq rules. In addition, each member of the Compensation Committee is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation §1.162-27(3). The Compensation Committee is responsible for, among other things:
•
reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•
reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•
reviewing succession planning for our executive officers;

•
determining the compensation of our directors;

•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

•
preparing the compensation committee report required by the SEC to be included in our annual proxy statement;

•
administrating, reviewing and making recommendations with respect to our equity compensation plans; and

•
evaluating the Compensation Committee’s performance on an annual basis and developing criteria for such evaluation.

The Compensation Committee has the authority to engage any legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.
The Compensation Committee is solely responsible for making the final decisions regarding compensation for our executive officers. However, the Board of Directors may, to the extent permitted by applicable law, delegate the responsibilities of the Compensation Committee to a subcommittee or another committee of the Board’s denomination. Additionally, the Compensation Committee may delegate authority over certain compensation plans to the Company’s management as it deems appropriate from time to time. The Compensation Committee also considers recommendations of our Chief Executive Officer in determining the compensation, including stock-based awards, of executive officers other than the Chief Executive Officer. Otherwise, our officers do not have any role in determining the form or amount of compensation paid to our executive officers. The Compensation Committee determined and approved all of the components of compensation for our Chief Executive Officer. Our Board of Directors reviewed the compensation of our named executive officers as approved by the Compensation Committee.
Pursuant to its charter, the Compensation Committee is authorized to retain compensation consultants and any other type of legal or accounting adviser, as it deems necessary, to assist in the evaluation of compensation to our executive officers. As further described under “Executive Compensation — Compensation Discussion and Analysis” below, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, to review and provide recommendations for our director and executive compensation program, including recommended base salary, target bonus and equity awards for certain of our executive officers and annual retainer and equity awards for our directors. Pearl Meyer reports only to the Compensation Committee and does not perform services for us, except for executive compensation-related services on behalf of, and as instructed by, the Compensation Committee. All compensation decisions were made solely by our Compensation

Committee or Board of Directors. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to the Nasdaq and SEC rules and concluded that Pearl Meyer is independent and that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Compensation Committee.
Nominating and Corporate Governance Committee
The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the applicable Nasdaq rules. The Nominating and Corporate Governance Committee is responsible for, among other things:
•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board of Directors;

•
reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•
overseeing the annual self-evaluation of the Board of Directors and its committees;

•
monitoring the functions of the various committees of the Board of Directors and conducting periodic reviews of their contributions;

•
recommending members for each board committee of our Board of Directors; and

•
evaluating the Nominating and Corporate Governance Committee’s performance on an annual basis and developing criteria for such evaluation.

The Nominating and Corporate Governance Committee has the authority to engage any legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.
Meetings and Attendance
During fiscal 2017, there were six meetings of the Board of Directors, five meetings of the Audit Committee, four meetings of the Compensation Committee and four meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during his or her tenure in fiscal 2017. In addition, the independent directors meet regularly in executive session without the presence of management. Mr. Kunes, our Chairman of the Board, currently chairs these executive sessions of the independent directors.
Our Board of Directors encourages each director to attend the annual meeting of stockholders. All of our then-current directors attended the 2017 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
Ms. Bender, Mr. Bleser, Mr. Emmett, Ms. Goldman and Mr. O’Leary each served on the Compensation Committee during all or part of fiscal 2017. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the SEC. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of the Company or a member of the Compensation Committee during fiscal 2017.
Board of Directors Leadership Structure
Our Bylaws do not require separating the roles of Chairman of the Board of Directors and Chief Executive Officer. From December 2014 to October 2016, our Board of Directors had combined these roles in an effort to promote efficiency. However, our Board of Directors periodically reviews the appropriateness and effectiveness of its leadership structure and, effective October 2016, decided to separate the position of Chief Executive Officer and Chairman of the Board. Since October 2016, Mr. Lawrence has been our President and Chief Executive Officer and Mr. Kunes has served as our Chairman of the Board. At this time, our Board of Directors believes that having an independent director serve as the Chairman of the Board is in the best interests of stockholders because it allows the Chairman to focus on the effectiveness and independence of the Board while the Chief Executive Officer focuses on executing the Company’s strategy and managing the Company’s operations and performance.
In the future, if the Board of Directors determines that the Chief Executive Officer and the Chairman of the Board positions should be held by the same person, or if the Chairman of the Board is a director that does not otherwise qualify as an independent director, the independent directors on the Board will appoint from amongst themselves an independent director to serve as Lead Independent Director.
Board of Directors’ Role in Risk Oversight
Risk is inherent in every business and we face a number of risks as outlined in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and filed with the SEC on March 28, 2018.
Our Board of Directors is responsible for overseeing our risk assessment and risk management functions. As part of this role, the Board of Directors reviews our financial and execution risks and exposures associated with our short and long term plans, cybersecurity, major litigation, management succession planning and other matters that may present material risks to the Company’s operations, plans, prospects, and the steps management has taken to monitor and control these risks. Our Board of Directors has delegated this oversight responsibility to our Audit Committee through its charter. Our Board of Directors has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Audit Committee regularly reports to our Board of Directors with respect to its oversight of these important areas.
Our Board of Directors believes that the processes it has established to administer the Board of Director’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on the Company’s leadership structure described above.
Compensation Risk Assessment
We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company. In particular, our Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. The executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and, thus, do not encourage risk taking. While annual incentive bonuses focus on achievement of annual goals, such annual bonuses are based on both Company and individual performance criteria as described under the “Executive Compensation” section below. In addition, our Compensation Committee retains discretion to reduce bonus amounts otherwise payable based on any factors it deems appropriate. Our Compensation Committee believes that the annual bonus opportunity appropriately balances risk and the desire to focus executives on objectives considered to be important to the Company’s success.
A substantial portion of compensation provided to our executive officers is in the form of equity awards that we believe further align executives’ interests with those of our stockholders. Our Compensation Committee believes that these equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company’s stock price, and because grants are subject to long-term vesting schedules and our executives are subject to our Share Ownership Guidelines discussed under the “Executive Compensation” section below, we believe these awards help ensure our executives have significant value tied to long-term stock price performance.

Director Nomination Process
Identifying and Evaluating Director Nominee Candidates
Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to our Corporate Secretary at 8760 Clay Road, Houston, Texas 77080, who will forward all recommendations to the Nominating and Corporate Governance Committee. Stockholders must submit their recommendations on or before January 31, 2019 for consideration for our next annual meeting and provide the following information:
(a)
name of the stockholder, whether an entity or an individual, making the recommendation;

(b)
a written statement disclosing such stockholder’s beneficial ownership of the Company’s shares;

(c)
name of the individual recommended for consideration as a director nominee;

(d)
a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

(e)
a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by Nasdaq or any other exchange upon which the securities of the Company are traded;

(f)
a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s shares;

(g)
a written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest; and

(h)
any other information as reasonably requested by the Company.

The Nominating and Corporate Governance Committee may consider the following criteria in recommending candidates for election to the Board of Directors:
•
personal and professional integrity, ethics and values;

•
no relationships that, in the opinion of our Board of Directors or Nominating and Corporate Governance Committee, would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of our Board of Directors;

•
experience in the Company’s business and the specialty retail industry;

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
experience as a board member of another publicly held company;

•
academic expertise in an area of the Company’s operations;

•
willingness and ability to contribute positively to the decision-making process of the Company;

•
demonstrated ability to exercise sound business judgment;

•
potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•
age; and

•
diligence and dedication to the success of the Company.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board of Directors in the same manner and using the same criteria as used for any other director candidate. The Nominating and Corporate Governance Committee seeks to recommend candidates that further the objective of having a Board of Directors that encompasses a broad range of talents and expertise and reflects a diversity of background, experience and viewpoints. The Nominating and Corporate Governance Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates for the Board of Directors.
Please note that stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Corporate Secretary in the manner described in Section 1.12 of our Bylaws.
Code of Ethics and Conduct
Our Code of Ethics and Conduct applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics and Conduct addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the Code of Ethics and Conduct, employee misconduct, conflicts of interest or other violations. Our Code of Ethics and Conduct is available on the Investor Relations section of our website at www.francescas.com. Any amendments to the code, or any waivers of its requirements with respect to our directors and executive officers, will be disclosed in accordance with applicable law, including by posting such amendment or waiver on our website.
Stockholder Communications with the Board of Directors
Stockholders may send written communications to the Board of Directors or to specified individuals on the Board of Directors, c/o Corporate Secretary at 8760 Clay Road, Houston, Texas 77080. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of the Board of Directors, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board of Directors or any specified individual director, as applicable. If the correspondence is addressed to the Board of Directors, the Chairman will distribute it to the other members of the Board of Directors if he determines it is appropriate for the full Board of Directors to review.

DIRECTOR COMPENSATION
Under our Director Compensation Policy, annual compensation for the members of our Board of Directors who are not employed by us or any of our subsidiaries (referred to in this section as “non-employee directors”) consists of an annual cash retainer, an additional cash retainer for non-employee directors serving in certain positions as described below, and an annual equity award. A non-employee director who is initially elected or appointed to our Board of Directors (other than on the date of an annual meeting of our stockholders) is eligible to receive a prorated cash retainer and an equity award as of his or her initial election or appointment, with the amount and terms thereof to be determined by our Board of Directors or a committee thereof in its discretion. Our Board of Directors reserves the right to modify the Director Compensation Policy from time to time.
Annual Cash Retainer
Pursuant to the terms of the Director Compensation Policy, each non-employee director receives an annual cash retainer of  $50,000. In addition, the following annual retainers are provided for non-employee directors serving as: (a) Chairman of the Board of Directors receives an annual retainer of  $25,000; (b) Lead Director (serving while the position of Chairman of the Board of Directors is not held by a non-employee director) receives an annual retainer of  $17,500; (c) Chair of the Audit Committee receives an annual retainer of  $15,000; (d) Chair of the Compensation Committee receives an annual retainer of $10,000; and (e) Chair of the Nominating and Corporate Governance Committee receives an annual retainer of  $7,500. Each such retainer is paid at the Company’s annual meeting of stockholders each year. Newly elected or appointed non-employee directors, or non-employee directors who are appointed to one of the positions identified above, receive a prorated retainer upon their election or appointment. Our non-employee directors do not receive any additional fees based on the number of meetings they attend.
Equity Awards
In connection with each annual meeting of our stockholders, the Board of Directors (or a committee thereof) approves an equity award under the 2015 Equity Incentive Plan (the “2015 Plan”) to each non-employee director serving on our Board of Directors immediately following the annual meeting. Under the Director Compensation Policy, the award may be in the form of either a stock option or restricted stock, with the grant in either case having a value of approximately $100,000 (determined using the valuation method based on the assumptions we generally then use in valuing equity awards in our financial reporting). The Board of Directors determines the type of award and the vesting period at the time the grant is made.
In June 2017, we granted an award of 7,855 shares of restricted stock to each of our non-employee directors who continued in office following our 2017 annual meeting, namely, Messrs. Bleser, Emmett, Kunes, O’Leary, and Redgrave and Mses. Bender, Goldman and Toulantis. Each restricted stock award is subject to a one-year vesting schedule, with the restricted shares vesting in full on June 1, 2018, the first anniversary of the grant date. In connection with his appointment to the Board of Directors in April 2017, Mr. Bleser received a grant of 835 restricted shares. This grant represented a pro-rated portion of the equity award granted to our non-employee directors following our 2016 annual meeting and, like those grants, vested on June 8, 2017.
As described in our Director Compensation Policy, those members of our Board of Directors who are currently employed by us do not receive additional compensation in connection with their service on our Board of Directors. Accordingly, Mr. Lawrence, our President and Chief Executive Officer, did not receive compensation for his service on our Board of Directors during fiscal year 2017. The compensation paid to Mr. Lawrence for fiscal year 2017 is presented in the “Executive Compensation” disclosures beginning on page 23 of this Proxy Statement.

Director Compensation Table — Fiscal 2017
The following table sets forth information regarding the compensation of each non-employee director for their service on our Board of Directors for fiscal year 2017.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Patricia Bender	50,000	99,994	149,994
Philip Bleser(3)	56,164	112,310	168,474
Richard Emmett	60,000	99,994	159,994
Laurie Ann Goldman	50,000	99,994	149,994
Richard Kunes	75,000	99,994	174,994
Joseph O’Leary	50,000	99,994	149,994
Martyn Redgrave	65,000	99,994	164,994
Marie Toulantis	57,500	99,994	157,494

(1)
The amounts reported in this column reflect the fair value on the grant date of the equity awards granted to our non-employee directors in fiscal year 2017 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion contained in Notes 1 and 7 to the audited consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC on March 28, 2018.

(2)
The aggregate number of outstanding restricted stock awards and outstanding options to purchase shares of our common stock held by each non-employee director as of February 3, 2018 were as follows:

Director	Aggregate Number of Outstanding Restricted Shares as of February 3, 2018	Aggregate Number of Outstanding Stock Options as of February 3, 2018
Patricia Bender	7,855	44,673
Philip Bleser	7,855	—
Richard Emmett	7,855	69,049
Laurie Ann Goldman	7,855	30,384
Richard Kunes	7,855	70,603
Joseph O’Leary	7,855	30,384
Martyn Redgrave	7,855	12,340
Marie Toulantis	7,855	39,049
(3)
Mr. Bleser was appointed to the Board of Directors on April 10, 2017 and received a prorated cash retainer and equity award pursuant to our Director Compensation Policy described above.

Indemnification Agreements; Reimbursements
We entered into indemnification agreements with all our directors. See “Certain Relationships and Related Party Transactions — Certain Relationships — Indemnification of Officers and Directors” for more information. All members of our Board of Directors are eligible to receive reimbursement of reasonable and documented costs and expenses incurred by such directors in connection with attending any meetings of our Board of Directors or any committee thereof.

Non-Employee Director Share Ownership Guidelines
The Board of Directors has established share ownership guidelines covering our non-employee directors (the “Director Share Ownership Guidelines”). Under the Director Share Ownership Guidelines, each non-employee director is required to hold “qualifying stock” with a value equal to five times the base annual cash retainer paid to such non-employee director. A non-employee director may not dispose of his or her “qualifying stock” (other than cashless exercises of stock options or sales of common stock necessary to satisfy any tax obligations arising from the vesting of restricted stock or restricted stock units) unless the requirement has been met on or before the date of any such disposition and, after giving effect to such disposition, the non-employee director will not fail to continue to meet the guidelines. For these purposes, “qualifying stock” includes (1) shares of our common stock held in a brokerage account or for the director’s benefit in trust or through a tax qualified retirement plan, (2) shares of our common stock held by the director’s spouse, (3) shares of restricted stock or restricted stock units with respect to shares of our common stock, and (4) the “in the money” value of vested stock options to purchase our common stock held by the director, determined as of each October 31 and calculated based on the preceding 30-day average per share trading price of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction
We operate on a fiscal calendar which, in a given fiscal year, consists of a 52- or 53-week period ending on the Saturday closest to January 31. Any reference herein to “fiscal year 2017” represents the period from January 29, 2017 to February 3, 2018. This Compensation Discussion and Analysis describes the material compensation arrangements we had for fiscal year 2017 with our “named executive officers,” as determined under the rules of the SEC and identified in the following table.
Name	Title
Steven P. Lawrence	President and Chief Executive Officer
Kelly M. Dilts	Executive Vice President, Chief Financial Officer
Kal Malik	Former Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary (Mr. Malik departed from these positions effective December 31, 2017)
Laurie Hummel	Former Executive Vice President, Chief Merchandising Officer of Francesca’s Services Corporation (Ms. Hummel departed from these positions effective August 20, 2017)
Executive Summary
The Compensation Committee is responsible for determining the compensation of our named executive officers. Our executive compensation program is guided by the principle that the compensation of executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. In furtherance of this principle, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail below in this Compensation Discussion and Analysis and include the following:
•
We provide our named executive officers with annual performance-based cash award opportunities linked to our annual financial performance (75% weighting) and the achievement of individual goals and objectives (25% weighting). These awards are designed to align each executive’s annual goals for his or her respective area of responsibility with the financial goals of the Company. For fiscal year 2017, we used net sales growth and operating margin to measure our financial performance. For more information on our annual incentive program, see “— Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards” below.

•
The annual equity awards granted to our named executive officers for fiscal year 2017 were performance-based with respect to 65% of the award. The vesting of this performance-based component is contingent on the achievement of pre-established performance goals for the three-year period consisting of our fiscal years 2017, 2018 and 2019 and the executive generally being required to remain employed with us through the third anniversary of the grant date. The remaining 35% of the award vests based on the executive’s continued employment with us through the third anniversary of the grant date. The performance metrics used for our fiscal year 2017 equity awards were net sales compound annual growth rate (“CAGR”), earnings per share CAGR and return on invested capital. For more information on our equity awards granted to the named executive officers during fiscal year 2017, see “— Current Executive Compensation Program Elements — Equity-Based Awards” below.

•
Consistent with our pay-for-performance philosophy and our approach of setting rigorous performance goals, we did not pay bonuses to our named executive officers under our annual cash incentive plan for fiscal year 2017 as we did not achieve the threshold performance levels established by the Compensation Committee. Similarly, the portion of certain performance-based equity awards previously granted to our executives that were based on our achievement of specified financial targets for fiscal year 2017 did not vest as the requisite performance levels were not achieved. We believe that these results are consistent with our pay-for-performance philosophy in light of our performance during the fiscal year.
•
Under his employment agreement with the Company, Mr. Lawrence’s target direct compensation for fiscal year 2017 and thereafter (consisting of his annual base salary, target annual bonus and the target value of his expected annual performance-based equity awards) is approximately 75% “at-risk” variable compensation (meaning that the compensation is performance-based and/or with a value dependent on our stock price).

•
To further promote alignment of management and stockholder interests, all executives at the level of Senior Vice President or higher are subject to the Company’s stock ownership guidelines as described in detail below under “Share Ownership Guidelines.”

•
The Compensation Committee has retained and, in setting the Company’s executive compensation policies, has sought the advice of an independent compensation consultant.

Executive Compensation Philosophy and Objectives
The Compensation Committee conducts an annual review of our executive compensation program to help ensure that: (1) the program is designed to align the interests of our named executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and (2) the program provides a total compensation package for each of our named executive officers that we believe is competitive.
We accomplish these objectives by providing a total compensation package which includes three main components: base salary, annual performance-based cash awards and long-term equity-based awards. We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries and annual cash bonus, are paid out on a short-term or current basis. Other elements, such as benefits provided upon certain terminations of employment and the equity awards that are subject to multi-year vesting schedules, are paid out on a long-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting, retaining and motivating our top executives. We also, in certain cases, provide our named executive officers with certain relocation and other benefits in connection with their joining the Company.
In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and motivates performance. Base salaries, severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These elements of our executive compensation program are generally not dependent on performance. Annual cash bonus and long-term equity incentive opportunities provide further incentives to achieve performance goals specified by the Compensation Committee, to enhance alignment with stockholder interests and/or to continue employment with us through specified vesting dates.
We believe that by providing a significant portion of our named executive officers’ total compensation package in the form of equity-based awards, we are able to create an incentive to build stockholder value over the long-term and more closely align the interests of our named executive officers to those of our stockholders. Our annual equity awards to the named executive officers for fiscal year 2017 consisted primarily of restricted stock awards that vest only if specified performance goals established by the Compensation Committee for the particular performance period are met and only if the executive remains employed with us through the end of the applicable performance period. For additional information regarding equity-based awards granted to our named executive officers during fiscal year 2017, see “— Current Executive Compensation Program Elements — Equity-Based Awards”, below.
Our annual performance-based cash awards, while a less significant portion (relative to our equity-based awards) of our total compensation package, are also contingent upon the achievement of financial performance metrics. The amount of compensation ultimately received for these awards varies with our annual financial performance, thereby providing additional incentives to achieve short-term or annual goals that we believe will maximize stockholder value over the long-term.

Compensation Determination Process
Role of the Compensation Committee and our Executive Officers
Our executive compensation program is determined and approved by our Compensation Committee. During fiscal year 2017, the Compensation Committee was responsible for the oversight, implementation and administration of all of our executive compensation plans and programs. None of the named executive officers are members of the Compensation Committee or otherwise had any role in determining the compensation of the other named executive officers, although the Compensation Committee considers the recommendations of our Chief Executive Officer in setting compensation levels for our executive officers other than our Chief Executive Officer. The Compensation Committee determined and approved all of the components of compensation for our Chief Executive Officer. Our Board of Directors reviewed the compensation of our named executive officers as approved by the Compensation Committee.
Determination of Compensation
Our compensation is highly individualized, the result of arm’s-length negotiations and based on a variety of factors, including our financial condition and available resources, our need for a particular position to be filled and the compensation levels of our other executive officers. As discussed below, we informally consider the competitive market for the corresponding positions within the specialty retail apparel industry in determining the compensation of our executive officers. However, we do not set executive compensation levels at any specific level against other companies. Except as otherwise noted, our Compensation Committee’s executive compensation determinations contain a subjective element and are generally based on the experience and general knowledge possessed by members of our Compensation Committee taking into account the executive’s responsibilities and experience, our financial and operational performance and the individual performance of the executive, as well as market information provided by an independent compensation consultant of the Compensation Committee as discussed below.
Compensation Consultant
For fiscal year 2017, our Compensation Committee retained Pearl Meyer to serve as its independent compensation consultant. Other than its engagement by the Compensation Committee, Pearl Meyer provides no other services to us or any of our subsidiaries. The Compensation Committee has assessed the independence of Pearl Meyer and concluded that Pearl Meyer is independent and its engagement of Pearl Meyer does not raise any conflict of interest with us or any of our directors or executive officers.
The Compensation Committee used the following peer group of companies in our industry to assist the committee in making its compensation decisions for fiscal year 2017.
Anthropologie Group(1)	New York & Company Inc.
The Buckle, Inc.	Tilly’s, Inc.
The Cato Corporation	Vera Bradley, Inc.
Christopher & Banks Corporation	Zumiez, Inc.
Destination Maternity Corporation

(1)
For evaluating the compensation of our Chief Executive Officer only, the Compensation Committee considered the compensation provided to the chief executive officer of Anthropologie Group, a subsidiary of Urban Outfitters, Inc., as reported in the public filings of Urban Outfitters, Inc.

These companies were the same peer companies used for the evaluation of our executive compensation program for fiscal year 2016 and were selected as they were similar to us in size; at the time the peer group was selected, our market capitalization was positioned at approximately the median of this peer group. For each of our named executive officers, Pearl Meyer provided information on the compensation levels for similarly situated executives with the peer companies. Although the Compensation Committee reviewed and discussed the peer company compensation data provided by Pearl Meyer to help inform its decision making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

The Role of Stockholder Say-on-Pay Votes
At the annual meeting of our stockholders held in June 2015, our stockholders were provided with an opportunity to cast an advisory vote on our executive compensation program through a say-on-pay proposal. Approximately 87% of votes cast were in favor of our executive compensation program. The Compensation Committee believes that our compensation program includes a number of features (noted above) that reflect best practices in the market and that this voting result affirms stockholders’ support of the Company’s general approach in compensating its executive officers. Our Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.
As described in Proposal 4 below, stockholders are being provided an advisory vote on the frequency with which say-on-pay votes are held. The Board of Directors has recommended that future say-on-pay votes be held annually (as opposed to every three years). If stockholders approve annual say-on-pay votes, it is expected that the next such vote will occur at the 2019 annual meeting of stockholders.
Current Executive Compensation Program Elements
The current elements of our executive compensation program are:
•
base salaries;

•
annual performance-based cash awards;

•
equity-based incentive awards; and

•
certain additional employee benefits.

We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, we do not apply any rigid allocation formula in setting our named executive officers’ compensation, and we may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances.
As discussed throughout this Compensation Discussion and Analysis, the compensation policies and programs applicable to our named executive officers reflect our objective of aligning the interests of our executive officers with our stockholders’ interests in enhancing stockholder value over the long term. Applying this philosophy, a significant portion of overall compensation opportunities offered to our named executive officers is in the form of  (i) equity-based compensation with a value directly linked to our stock price and, as to a substantial portion of such awards, the achievement of specified performance goals and (ii) annual performance-based cash awards contingent upon achievement of measurable financial objectives.
Base Salary
We provide an annual base salary to our named executive officers to induce talented executives to join or remain with the Company, to compensate them for their services during the fiscal year and to provide them with a stable source of income. For fiscal year 2017, each of our named executive officers had an employment letter agreement which set forth his or her minimum level of annual base salary. The base salary levels of continuing named executive officers are reviewed annually by our Compensation Committee taking into account the factors noted above under “Determination of Compensation”, to determine whether an adjustment is warranted.
In March 2017, our Compensation Committee considered the annual base salaries of our named executive officers then employed with us and approved increases in base salary of between 2% and 3% for each of Ms. Dilts, Mr. Malik and Ms. Hummel. In light of her increased responsibilities following the departures of Mr. Malik and Ms. Hummel, effective December 30, 2017, Ms. Dilts’ base salary was increased from $358,000 to $380,000. The base salary for Mr. Lawrence was established upon his joining the Company in October 2016 and was not changed for fiscal year 2017. The Compensation Committee determined in each case, based on its judgment, that these salary levels were appropriate after taking into account the base salaries of similarly situated officers with our peer companies, the executive’s experience and the importance of the executive’s services to us, and the general knowledge and expertise possessed by the members of our Compensation Committee.

The annual base salary levels in effect as of February 3, 2018, the last day of fiscal year 2017, for each of our named executive officers who were employed by us as of that date are as follows:
Name	Annual Base Salary
Steven P. Lawrence	$775,000
Kelly M. Dilts	$380,000
Annual Performance-Based Cash Awards
We maintain the Francesca’s Holdings Corporation Executive Bonus Plan (the “Executive Bonus Plan”) to provide eligible employees of the Company and our subsidiaries with annual performance-based cash award opportunities linked to our annual financial performance and the qualitative assessment of each executive’s individual performance. The Executive Bonus Plan was adopted under our equity incentive plan, which has been approved by our stockholders and includes provisions for a cash bonus feature that was designed to qualify as deductible performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) as then in effect. The purposes of the Executive Bonus Plan are: (1) to promote the interests of the Company and its stockholders by providing compensation opportunities that are competitive with other companies; and (2) to provide performance-based cash awards to those individuals who contribute to the long-term performance and growth of the Company.
The target annual bonus for each eligible executive is set at a percentage of the executive’s base salary. Pursuant to their employment letter agreements, the target award amounts for fiscal year 2017 were 100% of base salary for Mr. Lawrence and 50% of base salary for Ms. Dilts. The Compensation Committee determined, in its judgment, that the target bonus amounts for the named executive officers were reasonable based on the Compensation Committee’s expertise and knowledge of general industry practices and consideration of the factors identified above. Pursuant to their employment letter agreements, the target award amounts for each of Mr. Malik and Ms. Hummel were set at 50% of the executive’s base salary at the beginning of the fiscal year. However, they were not eligible to receive any bonus for fiscal year 2017 as their employment with the Company terminated during the year.
Under the Executive Bonus Plan for fiscal year 2017, we must achieve one of the threshold performance goals noted in the table below for any bonuses to be payable for the fiscal year. If any threshold goal is achieved, each executive’s bonus would be based: (a) 75% on Company performance and (b) 25% on individual performance. With respect to the 75% Company performance component, one-half  (or 37.5% of total) is based on the achievement of net sales growth (“net sales growth component”) and one-half  (37.5% of total) is based on the achievement of operating margin (“operating margin component”). The bonus for each component would be determined by multiplying the relative weighting for that component by a payout percentage (determined using the table below for the net sales growth and operating margin components and, as to the individual performance component, on the Compensation Committee’s qualitative assessment of each executive’s individual performance during the year). For fiscal year 2017, the qualitative assessment of each named executive officer’s individual performance metric was intended to measure the executive’s performance of the duties, tasks and activities the executive was asked to perform in his or her respective role with the Company during the year. The Compensation Committee retains the discretion to reduce, but not increase, the amount of any bonus otherwise payable to our executive officers based on such factors as it deems appropriate.

The Company’s performance targets and the corresponding payout percentage for fiscal year 2017, which were approved by the Board of Directors and adopted by the Compensation Committee at the beginning of the fiscal year, are as follows (with the percentage determined by linear interpolation for performance between these levels):
Fiscal Year 2017 Performance Targets
Performance Level	Net Sales Growth	Operating Margin	Payout Percentage
Below Threshold	Less than 9.7%	Less than 11.0%	0%
Threshold	9.7%	11.0%	25%
Target	12.7%	13.8%	100%
Maximum	15.7% or more	16.6% or more	150%
The Compensation Committee chose net sales growth and operating margin to measure Company performance for the fiscal year 2017 bonus program because these metrics represent objectively determinable financial targets that we believe indicate our growth and overall success. The Compensation Committee established performance targets at levels it believed to be challenging yet attainable. For these purposes, “net sales growth” is the net sales growth percentage for fiscal year 2017 compared to fiscal year 2016 as determined in accordance with generally accepted accounting principles (“GAAP”), and “operating margin” is operating income (defined as net sales minus cost of goods sold, occupancy and selling, general and administrative expenses) divided by net sales, in each case as determined in accordance with GAAP. The Compensation Committee selected operating margin as a performance metric for fiscal year 2017 to provide further incentive to appropriately manage margins and control costs. The payout percentage for each metric is determined by linear interpolation if the Company’s actual performance falls between the levels provided in the table above. No bonuses would be payable under the Executive Bonus Plan for fiscal year 2017 if neither of the threshold goals for these metrics were achieved.
In March 2018, the Compensation Committee determined that, for fiscal year 2017, our net sales decreased 3.2% compared with fiscal year 2016 and operating margin was 6.4%. As each of these performance levels was below the threshold level established by the Compensation Committee for that metric and consistent with our pay-for-performance philosophy, no bonuses were paid to the named executive officers under the Executive Bonus Plan for fiscal year 2017.
Equity-Based Awards
As discussed throughout this Compensation Discussion and Analysis, in order to further align the interests of our named executive officers with those of the Company’s stockholders, the Compensation Committee has determined that a significant portion of each named executive officer’s compensation opportunities should be in the form of equity-based awards. Equity-based awards are made under, and subject to the terms of, our stockholder-approved equity incentive plan. In general, all equity-based awards to our named executive officers are determined at the discretion of our Compensation Committee after consideration of the factors noted above under “Determination of Compensation.” In addition, our Compensation Committee considers the named executive officer’s current position with the Company, the size of his or her total compensation package and the executive’s existing vested and unvested equity-based awards. While our equity awards in recent years have primarily been in the form of restricted stock that vests based on achievement of pre-established performance goals, the Compensation Committee retains the flexibility to consider Company and individual performance and any other factors it considers appropriate in determining the type, level and design of any equity award grant.
2017 Restricted Stock Awards.   In March 2017, we granted each of our named executive officers a restricted stock award expressed as a dollar value. Each of these stock awards consisted of two components: (1) a performance-based award with respect to a target number of shares determined by dividing 65% of the dollar amount of the total award by the closing price of our common stock on the grant date, and (2) a time-based award with respect to a number of shares determined by dividing 35% of the dollar amount of the total award by the closing price of our common stock on the grant date. The performance-based award covers a three-year period consisting of fiscal years 2017, 2018 and 2019, with vesting of the award determined based on achievement of performance goals established by the Compensation Committee and described in detail below and the executive’s continued employment through the third anniversary of the grant date. Each of the time-based awards is scheduled to vest in one installment on the third anniversary of the grant date.
The following table sets forth the dollar value of the target number of shares of restricted stock granted by the Company in March 2017 to the named executive officers:
Name	Restricted Stock Award
Steven P. Lawrence	$1,500,000
Kelly Dilts	$500,000
Kal Malik	$500,000(1)
Laurie Hummel	$500,000(1)

(1)
The awards granted to Mr. Malik and Ms. Hummel each terminated upon the termination of the executive’s employment with us during fiscal year 2017. See the discussion under “Employment Agreements, Severance and Change in Control Benefits — Separation Agreements During Fiscal Year 2017” below regarding the treatment of these awards upon their termination.

Vesting of the performance-based awards for fiscal year 2017 is determined as follows: (a) 40% of the target number of shares subject to the award will become eligible to vest based upon achievement of the target level of CAGR for the Company’s net sales (“Net Sales”) established by the Compensation Committee for the performance period; (b) 40% of the target number of shares subject to the award will become eligible to vest based upon achievement of the target level of CAGR for the Company’s earnings per share (“EPS”) established by the Compensation Committee for the three-year performance period covered by the award; and (c) 20% of the target number of shares subject to the award will become eligible to vest based upon achievement of the target level of the Company’s return on invested capital (“ROIC”) established by the Compensation Committee for the performance period. The Compensation Committee also established a threshold and maximum performance level for each metric, with the vesting percentage for each metric to be determined in accordance with the following table:
Performance Level for Metric	Vesting Percentage for That Metric
Below Threshold	0%
Threshold	75%
Target	100%
At or Above Maximum	150%
If the Company’s actual performance for a particular metric is between the threshold and target, or between the target and maximum, performance levels, the vesting percentage for the portion of the award allocated to that metric will be determined by linear interpolation between the two levels. In addition, the vesting percentage for the Net Sales CAGR metric is subject to increase or decrease by up to 25% based on the Company’s average annual growth in comparable sales over the three-year performance period against goals established by the Compensation Committee. However, in no event will the award vest as to more than 150% of the target number of shares subject to the award.
For purposes of these awards, “Net Sales” and “EPS” for a particular period are each as determined by the Company in accordance with GAAP (with EPS being subject to adjustments for stock splits, reverse stock splits, stock dividends and repurchases by the Company of its outstanding shares of common stock during the applicable period), and “ROIC” is calculated by dividing (a) the Company’s income from operations less any income tax expense (each as determined in accordance with GAAP) for the particular period, by (b) the Company’s average invested capital over the performance period (with “invested capital” being determined as the excess of the Company’s total assets over its total liabilities, each as determined under GAAP and excluding certain amounts defined for purposes of the award as excess cash). Each performance metric is subject to adjustments to mitigate the unbudgeted impact of material, unusual or non-recurring gains and losses, accounting changes or other similar items specified by the Compensation Committee.

The Compensation Committee believes that performance-based restricted stock awards further link the interests of our executives with those of our stockholders (as the ultimate value of the award depends on our stock price since the award is denominated in shares of our common stock), as well as creating a significant long-term performance incentive (as vesting of the restricted stock depends on achievement of specified performance targets for the entire three-year performance period) and a long-term retention incentive (as the award is subject to a three-year time-based vesting period). For fiscal year 2017, the Compensation Committee determined that it would be appropriate to structure a portion of the executives’ annual equity awards as time-based to provide an additional retention incentive for our management team.
2016 Performance Stock Awards.   During fiscal year 2016, we granted each of our named executive officers a performance-based restricted stock award that covered a three-year performance period consisting of our 2016, 2017 and 2018 fiscal years. These awards are generally subject to the same vesting requirements as our performance-based grants to the named executive officers for fiscal year 2017 described above (i.e. allocated 40% to a Net Sales CAGR goal, 40% to an EPS CAGR goal, and 20% to an ROIC goal). The award to Mr. Lawrence was granted in connection with his joining the Company in October 2016, with the target number of shares subject to the award determined by dividing $452,000 (which represents Mr. Lawrence’s expected annual equity grant value under his employment agreement of $1,500,000, prorated to reflect his period of employment with the Company during fiscal year 2016) by the closing price of our common stock on the last trading day before his start date. The award to Ms. Dilts was granted in connection with her joining the Company in April 2016, with the target number of shares subject to the award determined by dividing $350,000 by the closing price of our common stock on the last trading day before her start date. The awards granted to Mr. Malik and Ms. Hummel at the beginning of fiscal year 2016 each terminated upon the termination of the executive’s employment with us during fiscal year 2017. See the discussion under “Employment Agreements, Severance and Change in Control Benefits — Separation Agreements During Fiscal Year 2017” below regarding the treatment of these awards upon their termination.
2016 New-Hire CEO Performance Stock Award.   In addition to the performance stock award granted to Mr. Lawrence in October 2016 described above, in order to more closely align his interests with those of our stockholders, he was also granted a special performance-based equity award that vests based on our EPS (as determined under GAAP), with one-third of the award vesting if our EPS exceeds $0.75 for fiscal year 2017 and two-thirds of the award vesting if our EPS exceeds $0.75 for fiscal year 2019. In each case, vesting of the award is generally subject to Mr. Lawrence’s continued employment with the Company through the end of the applicable performance period. In March 2018, the Compensation Committee determined that our EPS for fiscal year 2017 was $0.43. Accordingly, the first tranche of Mr. Lawrence’s award, consisting of one-third of the total award, terminated as of the last day of fiscal year 2017.
2015 Performance Stock Award.   In March 2015, we granted Mr. Malik (and each of our other executive officers then employed by us) an award of performance stock for fiscal year 2015. These awards consisted of three vesting tranches corresponding to fiscal years 2015, 2016 and 2017. For each of these awards, the Compensation Committee determined a target number of shares that would be eligible to vest between 0% and 150%, with one-third of the award being eligible to vest based on the Company’s performance during each fiscal year covered by the award and the entire award being subject to the executive’s continued employment through the third anniversary of the grant date. For each annual vesting tranche, 50% of the target number of shares subject to that tranche is eligible to vest based upon achievement of the Net Sales Growth goal established by the Compensation Committee for the applicable fiscal year, and 50% of the target number of shares subject to the award is eligible to vest based upon achievement of the EPS goal established by the Compensation Committee for the applicable fiscal year. For these purposes, “Net Sales Growth” means, for a particular fiscal year, the Company’s growth in Net Sales for the fiscal year as compared to the Company’s Net Sales for the immediately preceding fiscal year, expressed on a percentage basis.

For the fiscal year 2017 vesting tranche of these awards, the Compensation Committee established the following performance goals and vesting percentages for each metric (with the vesting percentage determined by linear interpolation for performance between the levels stated in the table):
Performance Level	Net Sales Growth	EPS	Vesting Percentage
Below Threshold	Less than 9.7%	Less than $1.00	0%
Threshold	9.7%	$1.00	75%
Target	12.7%	$1.25	100%
Maximum	15.7% or more	$1.50 or more	150%
Under applicable SEC and accounting rules, these performance-based awards are considered to be “granted” at the time the performance goals for the particular fiscal year are established. Accordingly, only the vesting tranche that relates to performance for fiscal year 2017 is treated as granted during fiscal year 2017 and is reflected in the compensation tables below in this proxy statement.
Mr. Malik’s employment with us terminated in December 2017. Pursuant to the terms of the award, the portion of the award that was then eligible to vest based on our performance during fiscal years 2015 and 2016 (125% and 98%, respectively, of the target number of shares subject to each tranche as disclosed in our 2016 and 2017 proxy statements) fully vested upon his departure. Based on our performance for fiscal year 2017 through Mr. Malik’s termination date, the Compensation Committee determined that the threshold performance levels for fiscal year 2017, prorated to reflect the period of his employment during the fiscal year, had not been achieved and, accordingly, the fiscal year 2017 tranche of the award terminated as of his separation date.
Additional information regarding the material terms of the equity awards granted to our named executive officers for fiscal year 2017 is set forth in the “Grants of Plan-Based Awards During Fiscal Year 2017” table and under the heading, “— Equity Incentive Plan Awards”, below. Information regarding the material terms of the equity awards granted to our named executive officers following fiscal year 2017 is set forth below in this Compensation Discussion and Analysis under the heading, “— Actions Taken Subsequent to Fiscal Year 2017.”
Additional Benefits
We provide our named executive officers with benefits on the same terms available to our employees generally, as well as relocation benefits in certain cases in connection with the hiring of new executives as described below.
Retirement Plan Benefits.   We do not sponsor a defined benefit retirement plan as we do not believe that such a plan best serves the needs of our employees or the business at this time. However, we do sponsor a defined contribution (“401(k)”) retirement plan. The 401(k) plan is generally available to all eligible employees, including our named executive officers, and allows them to elect to make contributions up to the maximum limits allowable under the tax laws. We currently provide a 100% matching contribution on the first 3% of employee contributions and an additional 50% matching contribution on the next 2% of employee contributions. Employees’ contributions and Company matching contributions vest immediately.
Health and Welfare Benefits.   Our named executive officers have the option to participate in various employee welfare benefit programs, including medical, dental and life insurance benefits. These benefit programs are generally available to all employees.
Relocation Assistance.   The Company’s business needs require, on occasion, to relocate certain employees. To meet this need, we may, on a case by case basis, cover certain expenses, including temporary housing, relocation, living and travel expenses.

Employment Agreements, Severance and Change in Control Benefits
Employment Agreements
Amounts paid to our named executive officers in fiscal year 2017 were based on employment letter agreements in place with each executive. Each employment letter agreement specifies the executive’s initial annual base salary and target bonus, as well as the executive’s eligibility to participate in the Company’s benefit plans. We believe that it is in the best interests of the Company to enter into employment agreements with our executives to help foster long-term retention, and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing our incentive compensation program and rewarding performance. The employment letter agreements we have entered into with our named executive officers are described in further detail in the narrative following the “Summary Compensation Table” below.
Severance
The employment letter agreements we have entered into with our named executive officers also generally provide for severance and other termination benefits which are designed to provide economic protection so that an executive can remain focused on our business without undue personal concern in the event that his or her position is eliminated or, in some cases, significantly altered by the Company, which we believe is particularly important in light of the executives’ leadership roles at the Company. The Compensation Committee believes that providing severance or similar benefits is common among similarly situated executives in the specialty retail industry generally and remains important in recruiting and retaining key executives. For more information regarding the potential payments and benefits that would be provided to our named executive officers in connection with certain terminations of their employment (including terminations in connection with a change in control) on the last business day of fiscal year 2017, please see “— Potential Payments upon Termination or Change in Control”, below.
Change in Control Provisions
The prospect of a change in control of the Company can cause significant distraction and uncertainty for executive officers and, accordingly, the Compensation Committee believes that appropriate change in control protections are important tools for aligning executives’ interests with those of our stockholders by allowing our executive officers to focus on strategic transactions that may be in the best interest of our stockholders without undue concern regarding the effect of such transactions on their continued employment. Accordingly, as described in “— Potential Payments upon Termination or Change in Control” below, awards granted pursuant to our stock incentive plans may vest, at the discretion of the plan administrator, in certain circumstances upon a change in control (as defined in the plan or the applicable award agreement). In addition, the equity-based awards granted to our named executive officers generally provide for accelerated vesting of the award if the executive’s employment is involuntarily terminated in connection with a change in control of the Company. For more information regarding these provisions of our equity awards, please see “— Potential Payments upon Termination or Change in Control”, below.
We do not provide our executives with tax “gross-up” payments in connection with a termination of their employment and/or a change in control of the Company.
Separation Agreements During Fiscal Year 2017
As noted above, Mr. Malik and Ms. Hummel each departed from the Company during fiscal year 2017. In connection with their departures, we entered into separation agreements with these executives that provided for them to receive the severance benefits provided under their respective employment letter agreements and equity award agreements pursuant to a termination by the Company without cause. Under the award agreements, their respective outstanding equity awards that were granted subject to time-based vesting only were forfeited upon their termination dates. In the case of the performance-based stock awards granted to these executives during fiscal years 2016 and 2017, the award agreements provide that if the executive’s employment is terminated by the Company without cause, the performance period will be deemed to end on the executive’s termination date, and the vesting of the award will be determined by pro-rating each of the performance targets and the target number of shares subject to the award to reflect the period from the start of the performance period for the award through the executive’s termination date and then measuring the Company’s actual performance for the shortened performance period against the pro-rated targets. Applying this methodology, the Compensation Committee determined that for both the fiscal year 2016 and fiscal year 2017 awards held by both executives, the Company did not achieve the threshold performance level for Net Sales CAGR and EPS CAGR for the applicable shortened performance period and that the portions of each award that related to these two metrics terminated without vesting as of the executive’s termination date. The Compensation Committee also determined that the Company’s ROIC for each of the shortened performance periods exceeded the maximum performance goal and that the portion of each award that related to that metric would vest at 150% of the pro-rated target number of shares allocated to that metric. In addition, prior to his termination, Mr. Malik became eligible to vest in a portion of his fiscal year 2015 stock award as described above based on the Company’s performance during fiscal year 2015 and 2016. These credited shares became fully vested upon the termination of his employment under the terms of his award agreement. These separation agreements with Mr. Malik and Ms. Hummel were negotiated with each executive and include the executive’s release of claims and agreement to certain restrictive covenants in favor of the Company. For more information regarding these separation agreements, please see “— Potential Payments upon Termination or Change in Control”, below.
Actions Taken Subsequent to Fiscal Year 2017
In March 2018, the Compensation Committee approved the compensation program for fiscal year 2018 for each of our current executive officers. Each executive was granted a bonus opportunity under the Executive Bonus Plan, with 75% of the bonus relating to Company performance and 25% of the bonus relating to individual performance. The Company’s performance will be measured against pre-established goals based on net sales growth and operating margin achieved for the fiscal year, with each of these two metrics weighted equally. Bonuses under the Executive Bonus Plan for fiscal year 2018 are contingent on achievement of minimum performance levels established for each metric (so that 37.5% of the total bonus opportunity will be payable only if the threshold level for net sales growth is achieved and 37.5% of the total bonus opportunity will be payable only if the threshold level for operating margin is achieved). The target bonus for each named executive officer is the same as his or her target bonus for fiscal year 2017 identified above.
Each executive was also granted a restricted stock award in March 2018, with the dollar value of each such award approved by the Compensation Committee as set forth below:
Name	Restricted Stock Award
Steven P. Lawrence	$1,500,000
Kelly M. Dilts	$500,000
Each of these stock awards consists of two components: (1) a performance-based award with respect to a target number of shares determined by dividing 50% of the dollar amount of the award by the closing price of our common stock on the grant date, and (2) a time-based award with respect to a number of shares determined by dividing 50% of the dollar amount by the closing price of our common stock on the grant date. The performance award covers a three-year period consisting of fiscal years 2018, 2019 and 2020 and generally has the same structure as the fiscal year 2017 performance awards described above, with vesting of the award determined based on the Company’s net sales CAGR for the three-year performance period (weighted 40% and subject to a modifier based on comparable sales growth for that period), the Company’s EPS CAGR for that period (weighted 40%), and the Company’s ROIC for that period (weighted 20%), in each case as measured against performance targets established by the Compensation Committee. Vesting of these awards is also contingent on the executive’s continued employment with us through the entire three-year period covered by the award. The performance-based award may vest as to between 0% and 150% of the target number of shares subject to the award. Each of the time-based awards is scheduled to vest in one installment on the third anniversary of the grant date.

Tax Considerations
Section 162(m) of the federal tax laws generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the company’s compensation committee under a plan approved by the company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. Such performance-based compensation exception was eliminated with respect to tax years beginning January 1, 2018 and awards granted after November 2, 2017 as a result of the enactment of the Tax Cuts and Jobs Act in December 2017. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and our shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.
Share Ownership Guidelines
Our Compensation Committee has adopted share ownership guidelines (the “Share Ownership Guidelines”) applicable to each of our Chief Executive Officer, President, any Executive Vice President and any Senior Vice President who is awarded equity-based compensation (collectively, “Senior Officers”). The purpose of the Share Ownership Guidelines is to further align the interests of our management with those of our stockholders. Under the Share Ownership Guidelines, each Senior Officer shall hold “qualifying stock” with a value equal to a certain multiple of the participant’s base salary. The multiples to be applied are as follows: (1) five times the base salary for our Chief Executive Officer, President; (2) three times the base salary for any Executive Vice President; and (3) two times the base salary for any Senior Vice President. “Qualifying stock”, as defined by the Share Ownership Guidelines, includes (1) shares of our common stock held by the Senior Officer in a brokerage account for the individual’s benefit, in trust or through a tax qualified retirement plan, (2) shares of our common stock held by the Senior Officer’s spouse, (3) restricted stock, (4) restricted stock units, and (5) “in the money” value of vested stock options to purchase our common stock held by such participant, determined as of each October 31 and calculated based on the preceding 30-day average per share trading price of our common stock. No Senior Officer may dispose of his or her “qualifying stock” (other than dispositions to meet federal and state withholding tax withholding requirements) unless the guidelines have been met on or before the date of such disposition and, after giving effect to such disposition, the participant will continue to satisfy the guidelines. The Compensation Committee administers the Share Ownership Guidelines and may amend and or permit exceptions to the Share Ownership Guidelines as it deems appropriate in the circumstances.

Compensation Committee Report
The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee currently consists of Mr. Emmett (Chair), Ms. Bender, Mr. Bleser, Ms. Goldman and Mr. O’Leary, each of whom our Board of Directors has determined is independent under the applicable Nasdaq rules.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Richard Emmett (Chair)
Patricia Bender
Philip Bleser*
Laurie Ann Goldman
Joseph O’Leary

*
Mr. Bleser was appointed to the Compensation Committee effective April 17, 2017.

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table — Fiscal Years 2015 to 2017
The following table presents information regarding compensation earned by each of our named executive officers for services rendered during fiscal years 2017, 2016 and 2015. The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow.
Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)(7)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(9)	Total ($)
Steven P. Lawrence, President and Chief Executive Officer(1)	2017	775,000	—	1,499,987	—	—	—	13,977	2,288,964
	2016	238,462	300,000	1,981,602	—	154,373	—	5,033	2,679,470
Kelly M. Dilts Executive Vice President, Chief Financial Officer(2)	2017	358,154	—	499,996	—	—	—	9,106	867,256
	2016	275,962	—	502,658	—	89,816	—	2,692	871,128
Kal Malik Former Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary(3)	2017	395,782	—	667,440	—	—	—	81,827	1,145,049
	2016	404,519	—	1,005,743	—	132,637	—	10,412	1,553,311
	2015	383,798	—	323,453	—	181,415	—	25,083	913,749
Laurie Hummel Former Executive Vice President, Chief Merchandising Officer(4)	2017	301,312	—	499,996	—	—	—	198,803	1,000,111
	2016	460,000	—	499,987	—	150,651	—	27,163	1,137,801
	2015	88,462	—	263,022	—	—	—	89,417	440,901

(1)
Mr. Lawrence was appointed as President and Chief Executive Officer effective as of October 10, 2016.

(2)
Ms. Dilts was appointed as Executive Vice President and Chief Financial Officer effective April 18, 2016.

(3)
Mr. Malik departed from his positions as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary effective December 31, 2017.

(4)
Ms. Hummel departed from her positions as Executive Vice President, Chief Merchandising Officer effective August 20, 2017.

(5)
For Mr. Lawrence, the amount reported in this column for fiscal year 2016 consists of a signing bonus provided under his employment agreement upon his joining the Company.

(6)
The amounts reported in these columns for each fiscal year reflect the fair value on the grant date of the stock awards granted to our named executive officers for the fiscal year. These values have been computed in accordance with the FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion contained in Notes 1 and 7 to the audited consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended February 3, 2018, filed with the SEC on March 28, 2018.

(7)
A portion of the amounts reported in the “Stock Awards” column reflects the grant-date fair value of performance-based restricted stock awards granted to the executives in fiscal years 2015, 2016 and 2017 assuming the target level of performance conditions was achieved. These amounts were based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these performance-based awards granted in fiscal years 2015, 2016 and 2017 included in the “Stock Awards” column for these fiscal years and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions was achieved.

	Aggregate Grant Date Fair Value of Performance Awards
	Fiscal Year 2015		Fiscal Year 2016		Fiscal Year 2017
Name	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance	Based on Probable Outcome as of the Grant Date	Based on Maximum Performance
Steven P. Lawrence	—	—	$458,889	$688,333	$974,981	$1,462,463
Kelly M. Dilts	—	—	$352,658	$528,987	$324,983	$487,466
Kal Malik	$323,463	$485,180	$855,743	$1,283,605	$492,426	$738,624
Laurie Hummel	—	—	$499,987	$749,980	$324,983	$487,466
(8)
Represents the amounts paid under our performance-based cash award plan for each fiscal year. See “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards” above, for more details.

(9)
The following table provides detail on the amounts reported in the All Other Compensation column of the table above for each named executive officer for fiscal year 2017:

All Other Compensation During Fiscal Year 2017
Name	401(k) Matching Contributions ($)	Severance(a) ($)	Total ($)
Steven P. Lawrence	13,977	—	13,977
Kelly M. Dilts	9,106	—	9,106
Kal Malik	10,635	71,192	81,827
Laurie Hummel	8,075	190,728	198,803
(a)
See “— Potential Payments upon Termination or Change in Control” below for a discussion of the severance benefits for Ms. Hummel and Mr. Malik in connection with the termination of their employment with us. As described below, each of Ms. Hummel’s and Mr. Malik’s severance are payable in installments over a 12-month period following the termination of their employment, subject to continued compliance with certain non-competition, non-solicitation and other covenants in favor of the Company as specified in their separation agreement. The amount under this column represents the cash portion of severance benefits paid to each of them during fiscal year 2017 and includes payment for accrued but unused vacation.

Grants of Plan-Based Awards During Fiscal Year 2017
The following table presents information regarding the non-equity incentive awards and equity-based awards granted to each of our named executive officers during fiscal year 2017. For more information on each of these awards, please see the “Compensation Discussion and Analysis — Current Executive Compensation Program Elements” section above.
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven P. Lawrence	N/A	N/A	193,750	775,000	1,162,500	—	—	—	—	—	—	—
	3/14/2017(3)	3/14/2017	—	—	—	45,404	60,539	90,808	32,599	—	—	1,499,987
Kelly M. Dilts	N/A	N/A	45,010	180,041	270,061	—	—	—	—	—	—	—
	3/14/2017(3)	3/14/2017	—	—	—	15,134	20,179	30,268	10,867	—	—	499,996
Kal Malik(5)	N/A	N/A	51,875	207,500	311,250	—	—	—	—	—	—	—
	3/14/2017(3)	3/14/2017	—	—	—	15,134	20,179	30,268	10,867	—	—	499,996
	3/14/2017(4)	3/14/2017	—	—	—	7,797	10,397	15,595	—	—	—	167,444
Laurie Hummel(5)	N/A	N/A	59,125	236,500	354,750	—	—	—	—	—	—	—
	3/14/2017(3)	3/14/2017	—	—	—	15,134	20,179	30,268	10,867	—	—	499,996

(1)
Represents the threshold, target and maximum award opportunities for performance-based cash awards payable for fiscal year 2016 under our annual performance-based cash award program.

(2)
The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our audited consolidated financial statements. For the assumptions and methodologies used to value the awards reported in this column of the table above, see footnotes 6 and 7 to the “Summary Compensation Table”, above.

(3)
Represents the threshold, target and maximum award opportunities for the performance stock awards granted to the executives during fiscal year 2017 that are eligible to vest based on the achievement of performance goals established for the three-year performance period comprised of fiscal years 2017, 2018 and 2019.

(4)
Represents the threshold, target and maximum award opportunities for the vesting tranche of a performance stock award granted to the executive during fiscal year 2015 that was eligible to vest based on the achievement of performance goals established for fiscal year 2017.

(5)
Ms. Hummel’s and Mr. Malik’s awards terminated upon the termination of their employment with us during fiscal year 2017.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Employment Agreements
Amounts paid to our named executive officers in fiscal year 2017 were based on employment letter agreements in place with each of the named executive officers. Below is a general description of the material terms of these agreements related to the compensation and benefits provided to our named executive officers. Provisions of these agreements relating to post-termination of employment benefits are discussed below under “— Potential Payments Upon Termination or Change in Control.”
Steven P. Lawrence
In September 2016, Mr. Lawrence entered into an employment letter agreement with the Company providing for his employment as our President and Chief Executive Officer. The letter agreement has an indefinite term and provides for Mr. Lawrence to receive an initial annual base salary of  $775,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 100% of his annual base salary for the applicable fiscal year. In addition, the letter agreement provides for a signing bonus of  $300,000, which Mr. Lawrence will be required to repay to the Company if he voluntarily resigns or is terminated by the Company for “cause” (as defined in the letter agreement) within 12 months after his start date. The agreement also provides for Mr. Lawrence to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time. The letter agreement also provides that Mr. Lawrence is eligible for annual equity awards, with the grant levels and terms of the awards to be determined by the Compensation Committee of the Board of Directors in its discretion and the expectation being that the grant date value of these awards will not be less than $1,500,000.
The letter agreement also includes certain restrictive covenants, including provision that, during the period of Mr. Lawrence’s employment and for a period of 12 months following a termination of his employment for any reason, Mr. Lawrence will not compete with the Company or its affiliates or solicit any Company employees or customers.
Kelly M. Dilts
In March 2016, Ms. Dilts entered into an employment letter agreement with the Company providing for her employment as our Chief Financial Officer. The letter agreement has an indefinite term and provides for Ms. Dilts to receive an initial annual base salary of  $350,000 and to be eligible to participate in the Company’s annual bonus plan as in effect from time to time, with a target annual bonus opportunity of 50% of her base salary for the applicable fiscal year. The letter agreement also provides for Ms. Dilts to participate in the Company’s employee savings and welfare benefit plans made available to the Company’s employees generally, in accordance with the provisions of such programs as in effect from time to time.
The letter agreement also includes certain restrictive covenants, including the provision that, during the period of Ms. Dilts’ employment and for a period of 12 months following a termination of her employment for any reason, she will not compete with the Company or its affiliates or solicit any Company employees or customers.
Kal Malik
Effective January 1, 2016, Mr. Malik entered into an amended and restated employment letter agreement with the Company providing for his employment as our Executive Vice President, Chief Administrative Officer and General Counsel. The letter agreement had an indefinite term and provided for Mr. Malik to receive an initial annual base salary of  $402,500 and an annual incentive bonus pursuant to our annual bonus plan as in effect from time to time, with his target annual incentive bonus to be set at 50% of his base salary. The letter agreement also provided for Mr. Malik to participate in our employee savings and welfare benefit plans made available to our employees generally.

The letter agreement also includes certain restrictive covenants, including provision that, during the period of Mr. Malik’s employment and for a period of 12 months following a termination of his employment for any reason, Mr. Malik will not compete with the Company or its affiliates or solicit any Company employees or customers.
As noted above, Mr. Malik departed from his positions as Executive Vice President, Chief Administrative Officer and Corporate Secretary and terminated employment with us effective December 31, 2017.
Laurie Hummel
Effective October 26, 2015, Ms. Hummel entered into an employment letter agreement with Francesca’s Services Corporation providing for her employment as Executive Vice President and Chief Merchandising Officer. The letter agreement had an indefinite term and provided that Ms. Hummel’s employment is on an at-will basis. Under the letter agreement, Ms. Hummel received an initial annual base salary of  $460,000 and was eligible to receive an annual incentive bonus pursuant to our annual bonus plan as in effect from time to time, with her target annual incentive bonus to be set at 50% of her base salary. The letter agreement also provided for Ms. Hummel to participate in our employee savings and welfare benefit plans made available to our employees generally.
The letter agreement also includes certain restrictive covenants, including provision that, during the period of Ms. Hummel’s employment and for a period of 12 months following a termination of her employment for any reason, Ms. Hummel will not compete with the Company or its affiliates or solicit any Company employees or customers.
As noted above, Ms. Hummel departed from her positions as Executive Vice President and Chief Merchandising Officer and terminated employment with us effective August 20, 2017.
Non-Equity Incentive Plan Awards
For a description of the material terms of the non-equity incentive plan awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards.”
Equity Incentive Plan Awards
Each of the equity incentive awards reported in the “Grants of Plan-Based Awards During Fiscal Year 2017” table above was granted under, and is subject to, the terms of the 2015 Plan. The 2015 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plans are generally not transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.
Generally, and subject to limited exceptions set forth in the 2015 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of our assets, all awards then-outstanding under these plans may, at the administrator’s discretion, become fully vested and, in the case of options, exercisable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under these plans.
Each of the equity awards granted to our named executive officers in fiscal year 2017 was in the form of restricted stock. Each restricted stock award has no voting rights attached to the award but is entitled to dividend rights, provided that any cash dividends paid on any unvested and forfeited shares must be repaid to the Company. For a description of the vesting terms of the equity incentive awards reported in the table above, see “Compensation Discussion and Analysis — Current Executive Compensation Program Elements — Equity-Based Awards.” In the case of performance-based awards, the target number of restricted shares is issued to the executive when the award is granted, with additional shares for performance credited above the target level being issued to the executive only if and to the extent the Compensation Committee determines that such additional shares have vested.

Outstanding Equity Awards at End of Fiscal Year 2017
The following table presents information regarding the outstanding equity awards held by our named executive officers as of February 3, 2018, including the vesting schedule for each of these awards that had not vested as of that date.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven P. Lawrence	—	—	—	—	—			27,380(2)	151,138
								60,569(3)	334,341
						32,599(4)	179,946	60,539(5)	334,175
Kelly M. Dilts	—	—	—	—	—			19,042(2)	105,112
						10,917(6)	60,262	—	—
						10,867(4)	59,986	20,179(5)	111,388
Kal Malik	100,000	—	—	26.58	3/31/2018	—	—	—	—
Laurie Hummel	—	—	—	—	—	—	—	—	—

(1)
The dollar amounts shown in this column are determined by multiplying the number of shares reported in the corresponding column of the table by $5.52 (the closing price of our common stock on the last trading day of fiscal 2017).

(2)
These awards were granted to Mr. Lawrence and Ms. Dilts on October 10, 2016 and April 18, 2016, respectively, and are scheduled to vest in one installment at the end of a three-year performance period consisting of the Company’s fiscal years 2016, 2017 and 2018. The target number of shares subject to the award is reflected in the table. The award may vest as to 0% to 150% of the target number of shares, subject to the Company’s net sales CAGR, the Company’s EPS CAGR and the Company’ ROIC, in each case as measured over the three-year performance period, and to the executive’s continued employment with the Company through the third anniversary of the award grant date.

(3)
On October 10, 2016, Mr. Lawrence received an award of 90,854 shares of performance-based restricted stock. One-third of the shares subject to the award would vest if the Company achieved $0.75 earnings per share for fiscal year 2017 (the “2017 tranche”) and the remaining two-thirds of the award will vest if the Company achieves $0.75 earnings per share for fiscal year 2019, subject in each case to Mr. Lawrence’s continued employment with the Company through the end of the applicable performance period. As noted above, the 2017 tranche terminated on the last day of fiscal year 2017 as we did not achieve the required earnings per share for the fiscal year.

(4)
These stock awards will vest on March 14, 2020.

(5)
These awards were granted March 14, 2017 and are scheduled to vest in one installment at the end of a three-year performance period consisting of the Company’s fiscal years 2017, 2018 and 2019. The target number of shares subject to the award is reflected in the table. The award may vest as to 0% to 150% of the target number of shares, subject to the Company’s net sales CAGR, the Company’s EPS CAGR and the Company’ ROIC, in each case as measured over the three-year performance period, and to the executive’s continued employment with the Company through the third anniversary of the award grant date.

(6)
These stock awards will vest on August 30, 2018.

Option Exercises and Stock Vested During Fiscal Year 2017
The following table presents information regarding the exercise of stock options and vesting of stock awards for our named executive officers during fiscal year 2017.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven P. Lawrence	—	—	—	—
Kelly M. Dilts	—	—	—	—
Kal Malik	25,550	47,268	52,273	559,875
Laurie Hummel	—	—	5,909	41,540

(1)
The value realized upon the exercise of a stock option is calculated by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date the stock option was exercised and the per-share exercise price of the options.

(2)
The value realized upon the vesting of a stock award is calculated by multiplying (i) the number of shares of our common stock that vested, by (ii) the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the benefits that may become payable to our named executive officers in connection with a termination of their employment with us and/or a change in control of the Company. In addition to such benefits, outstanding equity-based awards held by our named executive officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our stock incentive plans on a discretionary basis. Our named executive officers are not entitled to any enhanced severance benefits in connection with a termination of their employment with us due to their death or disability or in connection with a change in control of the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from what is presented herein. Factors that could affect these amounts include the timing during the year of any such event.
Employment Agreements
The employment letter agreements we have entered into with Mr. Lawrence and Ms. Dilts provide for severance payments to be made in connection with certain terminations of the named executive officer’s employment. Below is a description of the severance benefits that would have become payable under the employment letter agreements with these named executive officers in connection with certain terminations of their employment as of February 3, 2018. The benefits provided to Mr. Malik and Ms. Hummel under their separation agreements with us entered into during fiscal year 2017 are described below under “Separation Agreements”.
Steven P. Lawrence
Mr. Lawrence’s employment letter agreement provides that, in the event Mr. Lawrence’s employment is terminated by the Company without “cause” or by Mr. Lawrence for “good reason,” he will be entitled to cash severance pay in an amount equal his annual rate of base salary in effect at the time of his termination, payable over 12 months following his termination and subject to the execution of a general release of claims in favor of the Company and compliance with his covenants under his employment letter agreement. For purposes of Mr. Lawrence’s letter agreement, “cause” generally is defined as (i) conviction of or plea of no contest to a felony, (ii) engaging in acts of fraud, dishonesty or other acts of material misconduct in the course of his duties, (iii) abuse of narcotics or alcohol that has or may reasonably harm the Company, (iv) violation of the Company’s written policies, (v) failure to perform or uphold his duties and/or failure to comply with reasonable directives of our Board of Directors, or (vi) breach of any of the protective covenants in the letter agreement or material breach of the letter agreement or any other agreement with us. For purposes of Mr. Lawrence’s letter agreement, “good reason” generally means (i) duties assigned by the Board of Directors that are materially inconsistent with the position of President and Chief Executive Officer, or a material reduction in duties, responsibilities or title, or (ii) any material breach by the Company of the employment letter agreement which has not been cured within 30 days after written notice has been provided. In the event Mr. Lawrence’s benefits are subject to the excise tax imposed under Sections 280G and 4999 of the Code, the benefits will be reduced (but not below zero) so that the maximum amount of the benefits (after reduction) will be an amount that is $1.00 less than the amount that would cause the benefits to be subject to such excise tax.
Kelly M. Dilts
Ms. Dilts’s employment letter agreement provides that, in the event we terminate her employment without “cause,” she will be entitled to severance pay in an amount equal to one times her annual rate of base salary in effect at the time of her termination, payable over a 12-month period, subject to the execution of a general release of claims in favor of the Company and compliance with her covenants under the employment letter noted above. For purposes of Ms. Dilts’s letter agreement, cause” generally is defined as (i) commission of a felony, (ii) engaging in acts of fraud, dishonesty or other acts of material misconduct in the course of her duties, (iii) abuse of narcotics or alcohol that has or may reasonably harm the Company, (iv) violation of the Company’s written policies, (v) failure to perform or uphold her duties and/or failure to comply with reasonable directives of the Company’s Chief Executive Officer or Board of Directors, or (vi) breach of any of the protective covenants in the letter agreement or material breach of the letter agreement or any other agreement with us. In the event Ms. Dilts’s benefits are subject to the excise tax imposed under Sections 280G and 4999 of the Code, the benefits will be reduced (but not below zero) so that the maximum amount of the benefits (after reduction) will be an amount that is $1.00 less than the amount that would cause the benefits to be subject to such excise tax.
Equity Awards
As described in the “Compensation Discussion and Analysis” above, each of our named executive officers was granted annual performance-based restricted stock awards during fiscal years 2016 and 2017. Under the terms of these awards, if, prior to the third anniversary of the award grant date, (1) there occurs a change in control of the Company or (2) the executive’s employment with the Company is terminated without “cause,” or by the executive for “good reason” (as these terms are defined in the award agreement evidencing the award) or due to the executive’s death, the following rules apply:
•
If such a termination of the executive’s employment occurs before the last day of the three-year performance period covered by the award and prior to any change in control, the shares of restricted stock subject to the award will be subject to adjustment and pro-rated vesting as follows: (A) the number of such shares that will be eligible to vest will be determined as though the performance period for the award ended as of the termination of employment date, the applicable performance goals will be pro-rated based on the number of days in the original performance period that elapse prior to the termination of employment, and the vesting of the shares will be determined based on actual performance for such shortened performance period against such pro-rated goals; (B) the number of shares that are determined to be eligible to vest based on such shortened performance period, if any, will be pro-rated based on the number of days in the original performance period that elapse prior to the termination of the executive’s employment; and (C) any restricted shares that are deemed eligible to vest based on this calculation will immediately vest. Any restricted shares subject to the award that relate to the portion of the performance period after the termination of employment date will be forfeited. If such termination of the executive’s employment occurs after the last day of the three-year performance period and before the third anniversary of the grant date, the vesting of the award will be determined based on actual performance for the entire three-year performance period, and the number of shares deemed eligible to vest based on this calculation will immediately vest.

•
If a change in control of the Company occurs during the executive’s employment and prior to last day of the three-year performance period covered by the award, and if either the award is not assumed upon the change in control or the award is assumed and the executive’s employment is terminated by the Company without cause or by the executive for good reason in connection with or within 12 months after the change in control, the performance period will be deemed to have ended on the last day of the fiscal year prior to the fiscal year in which the change in control or termination of the executive’s employment, as applicable, occurs, and the vesting of the award will be determined (1) with respect to the portion of the award allocable to the shortened performance period, based on actual performance for that period against performance goals pro-rated to reflect the shortened period as described above; and (2) with respect to the remainder of the award, by applying the greater of the vesting percentage determined for the shortened performance period as described in clause (1) above or 100% to the target number of shares allocable to the remaining fiscal years of the original performance period.

In addition, as described in the Compensation Discussion and Analyis above under “Current Executive Compensation Program Elements — Equity Based Awards”, Mr. Lawrence was granted a special performance-based stock award on October 10, 2016 in connection with his appointment as our President and Chief Executive Officer that generally vests with respect to one-third of the award based on our EPS during fiscal year 2017, subject to Mr. Lawrence’s employment with us through October 10, 2017 (the “2017 tranche”), and with respect to two-thirds of the award based on our EPS during fiscal year 2019, subject to Mr. Lawrence’s employment with us through October 10, 2019 (the “2019 tranche”). As noted above, the 2017 tranche terminated without vesting as of the end of fiscal year 2017. With respect to the 2019 tranche, if, prior to October 10, 2019, Mr. Lawrence’s employment with the Company is terminated by us without “cause,” by him for “good reason” (as these terms are defined in his employment letter agreement) or due to his death, the 2019 tranche will remain open and eligible to vest if the EPS goal for fiscal year 2019 is met, subject to pro-ration to reflect Mr. Lawrence’s period of employment between October 10, 2017 and October 10, 2019. If a change in control occurs before the end of fiscal year 2019, the EPS performance requirement for fiscal year 2019 will no longer apply, and the vesting of the shares subject to that performance period will be subject to Mr. Lawrence’s continued employment through the applicable vesting date, provided that if the award is not assumed upon the change in control, or if the award is assumed and Mr. Lawrence’s employment is terminated by the Company without cause or by him for good reason in connection with or within 12 months after the change in control, the award, to the extent then outstanding, will fully vest.
In addition, we have granted awards of restricted stock to our named executive officers that are subject to time-based vesting. These awards will fully vest if, in connection with or within 12 months following a change in control of the Company, the executive’s employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the award agreement), subject to the executive’s providing a release of claims in favor of the Company.
As noted above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Equity Incentive Plan Awards,” awards granted under our equity incentive plans generally may, at the administrator’s discretion, become fully vested and, in the case of options, exercisable upon a change in control, unless the plan administrator provides for the assumption, substitution or other continuation of the award.
Estimated Potential Termination Payments and Benefits
The following tables present our estimates of the value of the payments and benefits that each of our named executive officers with severance or acceleration provisions would have been entitled to receive (1) had his or her employment been terminated by us without “cause” on February 3, 2018 and (2) had both such a termination of the executive’s employment and a change in control of the Company occurred on that date. The value of the acceleration of equity awards reported in the tables is based on the closing price of our common stock on the last trading day of fiscal year 2017, which was $5.52 per share. The actual amounts that would be paid upon a named executive officer’s termination of employment and/or a change in control can only be determined at the time of such event.
Severance Benefits (No Change in Control)
Executive	Cash Severance ($)(1)	Equity Vesting ($)(2)(3)	Total ($)
Steven P. Lawrence	775,000	43,073	818,073
Kelly M. Dilts	380,000	20,568	400,568

(1)
The severance amounts reported for each of the named executive officers represent one times the executive’s base salary. As noted above, Mr. Lawrence would also be entitled to these benefits if he terminated his employment with good reason.

(2)
The amounts in this column reflect the value of the shares that would have vested upon an involuntary termination of the executive’s employment as described above outside of the context of a change in control.

(3)
Includes a portion of the performance-based awards granted to each executive in fiscal years 2016 and 2017 with the number of shares, applicable performance goals and actual performance adjusted and prorated based on the shortened performance period.

Change in Control Severance Benefits
Executive(1)	Equity Vesting ($)(2)
Steven P. Lawrence	829,032
Kelly M. Dilts	249,521

(1)
If the executive’s employment were terminated by the Company without cause (or, in the case of Mr. Lawrence, by him for good reason) in connection with or following a change in control, the executive would be entitled to the cash severance benefits identified in the table above.

(2)
The amounts in this column reflect the value of the shares subject to the executive’s then-outstanding equity awards that would have vested upon an involuntary termination of the executive’s employment as described above in connection with a change in control (or, if a change in control occurred and such awards were not assumed by the acquiring or successor entity).

Separation Agreements
As noted above, Ms. Hummel departed from the Company, effective August 20, 2017, and Mr. Malik departed from the Company, effective December 31, 2017. In connection with their departures, we entered into separation agreements with each of these executives that provided for them to receive the severance benefits provided under their respective employment letter agreements and equity award agreements pursuant to a termination by the Company without cause. Accordingly, each executive was entitled to receive a severance payment equal to one times the executive’s annual base salary, such amount to be paid in 12 monthly installments, as well as accelerated vesting with respect to certain of their outstanding performance-based equity awards as provided in the applicable award agreements and described in the Compensation Discussion and Analyis above under “Separation Agreements During Fiscal Year 2017.” These separation agreements with Mr. Malik and Ms. Hummel were negotiated with each executive and include the executive’s release of claims and agreement to certain restrictive covenants in favor of the Company.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains three equity compensation plans: the 2015 Plan, the 2011 Plan and the 2010 Stock Incentive Plan (the “2010 Plan”) (although the Company’s authority to grant new awards under the 2011 Plan and the 2010 Plan has terminated). Each of these plans was approved by the Company’s stockholders.
The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 3, 2018.
Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	431,982(1)	$17.70	1,931,844(2)(3)
Equity compensation plans not approved by stockholders	—	—	—

(1)
Of these shares, 119,879 were subject to options then outstanding under the 2015 Plan, 246,603 were subject to options then outstanding under the 2011 Plan, and 65,500 were subject to options then outstanding under the 2010 Plan. The Company’s authority to grant new awards under the 2011 Plan and the 2010 Plan has terminated. This table does not include outstanding awards of restricted stock.

(2)
All of these shares were available for grant under the 2015 Plan. The shares available for awards under the 2015 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2015 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. Awards subject to performance-based vesting requirements are included based on the target level of performance under the award.

(3)
Includes 1,394,409 shares subject to equity-based awards originally granted under the 2011 Plan that were cancelled due to the occurrence of a termination event and became available for award grant purposes under the 2015 Plan.

CEO PAY-RATIO DISCLOSURE
Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer (“CEO”) to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for fiscal year 2017 was $2,288,964, and the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2017 was $3,604. Accordingly, we estimate that our CEO’s total compensation for fiscal year 2017 was approximately 635 times that of the total compensation for all of our employees (excluding our CEO) for fiscal year 2017.
We selected February 3, 2018, the last day of fiscal year 2017, as the date we would use to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our CEO), we used the amount of gross cash salary, wages, overtime and bonus from our payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
In evaluating our CEO pay-ratio for fiscal year 2017, we believe stockholders should take into account that approximately 79% of our employees as of February 3, 2018 were employed by us on a part-time basis (including the median employee whose compensation was used to calculate the CEO pay-ratio as described above). Under SEC rules for determining our median employee, we are not permitted to make a full-time equivalent adjustment of compensation for part-time employees. If we included only our full-time employees in this analysis, we estimate the ratio of our CEO’s total compensation for fiscal year 2017 would be approximately 67 times that of the median of the total compensation of all our full-time employees (excluding our CEO).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships
Indemnification of Officers and Directors
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
There is no pending litigation or proceeding naming any of our directors or executive officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Related Party Transactions
In fiscal year 2017, there were no transactions nor are there any currently-proposed transactions, where we were, are or will be a participant and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our common stock, or persons or entities affiliated with them, has or will have a direct or indirect material interest.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, any officer of the Company at or above the rank of senior vice president or beneficial holders of more than 5% of our capital stock (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related person must report the proposed related party transaction to our Audit Committee. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee will be required to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. The Audit Committee, in some circumstances, may engage a third party to assist the Audit Committee in its review of such relationships. The Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are consistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion. The Company shall not enter into a related party transaction unless the transaction is first reviewed and approved by the disinterested members of the Audit Committee or, if necessary to reach a decision, a majority of the disinterested members of the Board of Directors. Any related party transactions that are ongoing in nature will be reviewed at least annually and the Audit Committee may establish guidelines for our management to follow in the course of its ongoing dealings with the related person. Any substantive change to the terms of a related party transaction shall require the same review and approval as would be required for a new related party transaction.
Our Board of Directors has also adopted a written policy under which no immediate family member of a director, the President and Chief Executive Officer, or any officer of the Company holding the position of senior vice president or higher shall be hired as a director, officer, employee or consultant to the Company until the employment arrangement is approved by the disinterested members of our Audit Committee or, if necessary to reach a decision, a majority of the disinterested members of the Board of Directors. A copy of our Related Party Transaction Policy and Audit Committee charter are available on the Investor Relations section of our website at www.francescas.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required and all Section 16(a) reports required to be filed during fiscal 2017 were timely filed.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended February 3, 2018 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended February 3, 2018 filed with the SEC.
Audit Committee of the Board of Directors
Martyn Redgrave (Chair)
Philip Bleser*
Richard Emmett
Laurie Ann Goldman
Marie Toulantis

*
Mr. Bleser was appointed to the Audit Committee effective April 17, 2017.

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

AUDIT INFORMATION
Independent Registered Public Accounting Firm Fees
The Audit Committee appointed EY as our independent registered public accounting firm for the fiscal years ended February 3, 2018 and January 28, 2017. The table below shows the aggregate fees for services rendered by EY for each of these periods.
	Fiscal year ended
	February 3, 2018	January 28, 2017
Audit Fees(1)	$909,500	$815,300
Audit-Related Fees(2)	23,392	16,000
Tax Fees(3)	—	174,452
All Other Fees	—	—
Total	$932,892	$1,005,752

(1)
Audit fees represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly filings, services rendered in connection with our Form S-8 and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees represent fees related to the audit of our 401(k) plan.

(3)
Tax fees represent fees related to tax compliance services.

Audit Committee Pre-Approval Policies and Procedures
Under its charter, the Audit Committee must pre-approve all audit, audit-related, tax and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The Audit Committee is not authorized to delegate the pre-approval of permitted non-audit services. The Audit Committee approved all audit and non-audit services provided by our independent registered public accounting firm during the fiscal years ended February 3, 2018 and January 28, 2017.

ELECTION OF DIRECTORS
(Proposal No. 1)
Nominees for Election
Our Board of Directors is currently comprised of nine members. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated each of Ms. Patricia Bender, Mr. Joseph O’Leary and Ms. Marie Toulantis for election to our Board of Directors as Class I directors, each to serve a term of three years expiring at our 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of Ms. Patricia Bender, Mr. Joseph O’Leary and Ms. Marie Toulantis are currently directors of the Company. See “Board of Directors and Executive Officers” for the biographical information for each of the members of our Board of Directors.
In recommending director nominees for selection by our Board of Directors, the Nominating and Corporate Governance Committee considers a number of factors, which are described in more detail above under “Board of Directors and Corporate Governance — Director Nomination Process.” In considering these factors, the Nominating and Corporate Governance Committee and our Board of Directors consider the fit of each individual’s skills with those of other directors to build a Board of Directors that is effective, collegial and responsive to the needs of our Company.
The nominees for election have each consented to be named in this Proxy Statement and to serve as directors if elected. If any of the nominees becomes unable, for any reason, or unwilling for good cause (which is not anticipated) to serve as director, there will be a vacancy on our Board of Directors unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.
Plurality Voting Standard
Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will, subject to the Voting Policy, be elected as directors to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. Votes withheld shall have no legal effect.
Pursuant to the Voting Policy, in an uncontested election of directors (as defined in the Voting Policy), if a nominee for director receives a greater number of WITHHOLD votes than FOR votes, the director must tender his or her resignation to the Board of Directors promptly following the certification of the election results. The Nominating and Corporate Governance Committee will consider any resignation tendered under the Voting Policy and recommend to the Board of Directors whether to accept or reject such resignation. The Board of Directors will then act on such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certificate of the election results. The Nominating and Corporate Committee in making its recommendation, and the Board of Directors in making its decision, may consider any information it deems appropriate, including, without limitation, such factors outlined in the Voting Policy. The Board of Directors will disclose, as required by law, its decision to accept or reject such resignation and, if rejected, the reasons for doing so.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR ALL of the three nominees for director.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The accounting firm of Ernst & Young LLP has served as our independent registered public accounting firm since 2010. The Audit Committee has again appointed EY to serve as our independent registered public accounting firm for the fiscal year ending February 2, 2019. The Company is not required by its Bylaws or applicable law to submit the appointment of EY for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has determined to submit the Audit Committee’s appointment of EY as our independent registered public accounting firm to stockholders for ratification. If stockholders do not ratify the appointment of EY, the Audit Committee may consider the appointment of another independent registered public accounting firm. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
A representative of EY is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 3)
The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote (referred to as a “say-on-pay” vote) to approve the compensation of our named executive officers (as identified in the section entitled “Executive Compensation — Compensation Discussion and Analysis — Introduction”) as such compensation is disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the section entitled “Executive Compensation — Compensation Discussion and Analysis”).
Our executive compensation philosophy and procedures are approved by the Compensation Committee, which consists entirely of independent directors. As described more fully under “Executive Compensation — Compensation Discussion and Analysis,” the Company’s compensation program for executives is intended to:
•
align the interests of our executive officers with our stockholders’ interests by rewarding performance that is tied to creating stockholder value; and

•
provide a total compensation package for each of our executive officers that we believe is competitive.

In furtherance of these principles, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders’ interests. These features are described in more detail in the section entitled “Executive Compensation — Compensation Discussion and Analysis” and include the following:
•
We provide our named executive officers with annual performance-based cash award opportunities linked to our annual financial performance and the achievement of individual goals and objectives. These awards are designed to align each executive’s annual goals for his or her respective area of responsibility with the financial goals of the Company. For fiscal year 2017, we used net sales growth and operating margin to measure our financial performance. For more information on our annual incentive program, see “— Current Executive Compensation Program Elements — Annual Performance-Based Cash Awards” above.

•
The annual equity awards granted to our named executive officers for fiscal 2017 were 65% performance-based, with the vesting of the award contingent on the achievement of pre-established performance goals, and 35% time-based (with vesting of both components of the award generally subject to the executive’s continued employment with us through the third anniversary of the grate date. The performance metrics used for our fiscal year 2017 equity awards were net sales CAGR, earnings per share CAGR and return on invested capital. For more information on our equity awards granted to the named executive officers during fiscal year 2017, see “— Current Executive Compensation Program Elements — Equity-Based Awards” above.

•
In fiscal year 2017, we did not achieve the threshold performance levels established by the Compensation Committee for our annual cash and certain equity-based award opportunities that related to our performance during fiscal year 2017. Consistent with our pay-for-performance philosophy, our named executive officers did not receive payment for fiscal year 2017 under our annual cash award program and did not vest in the portion of their equity awards as to which the performance period was fiscal year 2017.

•
Under his employment agreement with the Company, Mr. Lawrence’s target direct compensation for fiscal year 2017 and thereafter (consisting of his annual base salary, target annual bonus and the target value of his expected annual performance-based equity awards) is approximately 75% “at-risk” variable compensation (meaning that the compensation is performance-based and/or with a value dependent on our stock price).

•
To promote alignment of management and stockholders’ interests, all executives at the level of Senior Vice President or higher are subject to the Company’s stock ownership guidelines as described in more detail in the section entitled “Executive Compensation — Share Ownership Guidelines”.

•
The Compensation Committee has retained and, in setting the Company’s executive compensation policies, has sought the advice of an independent compensation consultant.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This proposal to approve the compensation paid to our named executive officers is advisory only and will not be binding on the Company, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. As described in Proposal 4 below, stockholders are being provided with an advisory vote as to the frequency of future say-on-pay votes, and our Board of Directors is recommending that future say-on-pay votes be held annually. If stockholders approve holding say-on-pay votes on an annual basis, it is expected that the next such vote will occur at the 2019 annual meeting of stockholders.
Recommendation of the Board of Directors
Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 4)
As described in Proposal 3 above, our stockholders are being provided the opportunity to cast an advisory vote on the compensation of our named executive officers (referred to as a “say-on-pay” vote).
In 2012, our stockholders had the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for our annual meetings of stockholders or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting (referred to as a “say-on-frequency” vote). At our 2012 annual meeting, our stockholders voted to hold a say-on-pay vote every three years, and the Board of Directors determined that the say-on-pay vote would be held every three years.
We are required to hold a new say-on-frequency vote at least every six years pursuant to Section 14A of the Exchange Act. Accordingly, this Proposal 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual meetings of stockholders (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, our stockholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.
We believe that advisory votes on executive compensation should be conducted every year so that our stockholders may annually express their views on our executive compensation program.
Like the say-on-pay vote, this say-on-frequency vote is advisory and will not be binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future say-on-pay votes.
Recommendation of the Board of Directors
Our Board of Directors recommends that stockholders vote to hold future advisory votes on executive compensation every 1 YEAR.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof and is voted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2019 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement, stockholder proposals must be received no later than December 21, 2018 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in the Company’s proxy materials. If we change the date of the 2019 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2019 annual meeting of stockholders. Proposals should be sent to the attention of the Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. Stockholders who wish to nominate persons for election to the Board of Directors or who wish to present a proposal at the 2019 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials the Company distributes for such meeting, must deliver written notice of the nomination or proposal to the Company’s Corporate Secretary no earlier than 5:00 p.m., Central time, on January 1, 2019 and no later than 5:00 p.m., Central time, on January 31, 2019 (provided, however, that if the 2019 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than 5:00 p.m., Central time, on the 150th day prior to the date of the 2019 annual meeting of stockholders and no later than 5:00 p.m., Central time, on the 120th day prior to the date of the 2019 annual meeting of stockholders or, if the first public announcement of the date of the 2019 annual meeting is less than 100 days prior to the date of the 2019 annual meeting, the 10th day following the day on which public announcement of the date of the 2019 annual meeting of stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Section 1.12 of our Bylaws. If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements, the notice will not be considered properly submitted and will not be acted upon at the 2019 annual meeting of stockholders. A stockholder’s written notice should be sent to the attention of the Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.
ANNUAL REPORT TO STOCKHOLDERS
Our 2017 Annual Report has been posted, and is available without charge, on our corporate website at www.francescas.com. For stockholders receiving a Notice, such Notice will contain instructions on how to request a printed copy of our 2017 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2017 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2017 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary at 8760 Clay Road, Houston, Texas 77080.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.
By Order of the Board of Directors,

Houston, Texas April 20, 2018	Marc G. Schuback Senior Vice President, General Counsel and Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E45650-P08669 For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark ”For All Except” and write the number(s) of the nominee(s) on the line below. FRANCESCA’S HOLDINGS CORPORATION 8760 CLAY ROAD, SUITE 100 HOUSTON, TX 77080 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 01) Ms. Patricia Bender 02) Mr. Joseph O’Leary 03) Ms. Marie Toulantis 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR ALL of the following: Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FRANCESCA’S HOLDINGS CORPORATION 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2019. 3. Advisory vote to approve the Company’s executive compensation. 4. Advisory vote on the frequency of future advisory votes to approve executive compensation. The Board of Directors recommends you vote FOR the following proposals: The Board of Directors recommends you vote 1 YEAR on the following proposal: Yes No 1 Year 2 Years 3 Years Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2017 Annual Report are available at www.proxyvote.com. FRANCESCA’S HOLDINGS CORPORATION Annual Meeting of Stockholders May 31, 2018 10:00 AM CT at 8760 Clay Road, Suite 100, Houston, TX 77080 This proxy is solicited by the Board of Directors The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Steven P. Lawrence and Kelly M. Dilts, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of FRANCESCA’S HOLDINGS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CT on May 31, 2018, at 8760 Clay Road, Suite 100, Houston, TX 77080, and any adjournment or postponement thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations included on the reverse side thereof. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his or her discretion on such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. Continued and to be signed on reverse side